          SUN INTERNATIONAL NORTH AMERICA, INC. RETIREMENT SAVINGS PLAN

                (Amended and restated effective January 1, 2000)

                                       -1-

1-PH/1138199.2

          SUN INTERNATIONAL NORTH AMERICA, INC. RETIREMENT SAVINGS PLAN

                                    PREAMBLE

The Plan set  forth in this  document  is known as the Sun  International  North
America, Inc. Retirement Savings Plan.

The  Resorts  Casino  Hotel  401(k)  Retirement  and  Investment  Plan (the "Sun
International  North America,  Inc.  Retirement  Savings Plan"  effective on and
after  January  1,  2000)   (hereinafter   called  the  "Plan")  was  originally
established   by  Resorts   International   Hotel,   Inc.   in  the  form  of  a
non-standardized  prototype plan to provide retirement benefits for its eligible employees  effective January 18, 1982. The Plan was amended from time to time to comply with current law and to make certain desirable changes.

Effective  January 1,  2000,  the Sun  International  Resorts,  Inc.  Retirement
Savings  Plan  (the  "SIRI  Plan")  was  merged  with  and into the Plan and the sponsorship of the Plan was transferred from Resorts  International  Hotel, Inc.
to Sun International North America, Inc.

Effective  January  1,  2000,  the Plan has been  amended  and  restated  in its entirety into an individually  designed plan set forth in this document,  except where an earlier effective date is specified herein.  The Plan set forth in this document has also been amended to (i) reflect the change in the Plan name,  (ii)
comply  with the  requirements  of the the  Uniformed  Services  Employment  and
Reemployment  Rights Act of 1994, the Small Business Job Protection Act of 1996,
the Taxpayer Relief Act of 1997 and the Internal  Revenue Service  Restructuring
and Reform Act of 1998, and (iii) make certain other desired changes.

The provisions  contained  herein that have effective dates earlier than January
1, 2000 shall also apply to the SIRI Plan as merged  into the Plan to the extent required by applicable law.

The  Plan  set  forth in this  document  shall  apply  only to an  employee  who terminates  employment  on or after  January  1, 2000 or,  with  respect  to any provision with an earlier  effective  date as specified in this  document,  such earlier  date.  The rights and  benefits,  if any, of other  employees  shall be determined in accordance  with the provisions of the Plan as it existed prior to such date.

                                       -i-
1-PH/1138199.2

                                TABLE OF CONTENTS

                                      -ii-
1-PH/1138199.2

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms shall have the following  meanings, unless the context clearly indicates otherwise.

         Section  1.1.  "Accounts"  shall mean the various  accounts  maintained under the Plan for each Participant to which shall be credited the Contributions made by or on behalf of such Participant.  A Participant's  Accounts may include his "Deferral Account," his "Discretionary Profit Sharing Contribution Account,"
his "Matching Account," his "Qualified Employer  Contribution  Account," and his
"Rollover Account," as further described in Article IV.

         Section 1.2.  "Affiliated  Company" shall mean any corporation which is included within a controlled group of corporations  (within which the Company is also included) as determined under section 1563(a) of the Code without regard to sections 1563(a)(4) and (e)(3)(C) of the Code; provided,  however,  that for the purposes of Section 5.7 such  determination  under  section  1563(a) of the Code shall be made by  substituting  the phrase "at least 50 percent"  for the phrase
"at least 80 percent" each place it appears in section 1563(a)(1) of the Code.

         Section 1.3.  "Beneficiary" shall mean any person or persons (including a fiduciary or  fiduciaries,  whether  individual or corporate)  designated by a
Participant  or  otherwise  determined  to be  entitled  to a benefit  hereunder pursuant to Section 11.6.

         Section 1.4. "Board" shall mean the Board of Directors of the Company.

         Section 1.5.  "Code" shall mean the Internal  Revenue Code of 1986,  as amended.

         Section  1.6.  "Committee"  shall  mean  the  administrative  committee appointed by the Board in accordance with the provisions of Article XIII.

         Section 1.7.  "Company" shall mean Sun International North America, Inc.

         Section 1.8.  "Compensation"  shall mean the total remuneration paid by an Employer to an Employee  during each Plan Year and  reported on IRS Form W-2, other than bonuses,  plus any amount  contributed to the Plan which qualifies as
"Deferral  Contributions" as defined in Section 3.2 or any amount contributed by the Employee  through salary  reduction to another 401(k) plan maintained by the
Employer or a cafeteria plan maintained by the Employer  pursuant to section 125 of the Code. For purposes of Article V, Compensation  shall include bonuses and, at the election of the Company, exclude any amount contributed to the Plan which qualifies  as "Deferral  Contributions"  as defined in Section 3.2 or any amount contributed  by the Employee  through  salary  reduction to another  401(k) plan maintained by the Employer or a cafeteria plan

                                       -1-

1-PH/1138199.2

maintained  by  the  Employer  pursuant  to  section  125  of  the  Code  and/or remuneration  paid to the Employee  while he was not a Participant  in the Plan.
Compensation in excess of the applicable  limit under section  401(a)(17) of the
Code shall be disregarded with respect to any Plan Year.

         Section 1.9. "Contributions" shall mean monies paid into the Fund by or on behalf of a  Participant.  A  Participant's  Contributions  may  include  his
"Deferral  Contributions," his "Discretionary Profit Sharing Contributions," his
"Matching  Contributions" and his "Qualified Employer  Contributions" as further described in Article III.

         Section 1.10. "Determination Year" shall mean the Plan Year for which a determination is being made of an Employee's Highly Compensated  Employee status pursuant to Section 1.20.

         Section 1.11.  "Disability" shall mean a total and permanent  inability to meet the requirements of the Participant's  customary employment which can be expected to last for a continuous period of not less than 12 months.

         Section  1.12.  "Effective  Date" shall mean January 1, 2000,  or, with respect to any  provision  with an earlier  effective  date as specified in this document,  such earlier date.  The original  "Effective  Date" of the Plan shall mean January 18, 1982.

         Section 1.13.  "Eligible Employee" shall mean any Employee,  other than
(a) an Employee whose terms and conditions of employment are determined  through collective  bargaining,  unless the collective bargaining agreement provides for the  Employee's  participation  in the  Plan,  (b) an  individual  who  performs services  for the  Employer as a leased  employee  within the meaning of section
414(n)  of the  Code,  (c)  an  Employee  who,  as to the  United  States,  is a
non-resident  alien with no U.S.  source  income from the  Employer,  and (d) an individual  classified by the Company or an Affiliated Company as an independent contractor or any other  individual  who is not  classified by the Company or an
Affiliated Company as an employee for purposes of withholding federal employment taxes,  regardless  of  any  contrary  governmental  or  judicial  determination relating  to  such  employment  status  or  tax  withholding  obligation.  If an individual in such a non- employee  classification is subsequently  reclassified as, or determined to be, an employee by the Internal Revenue Service,  any other governmental  agency or authority,  or a court,  or if an Employer or Affiliated
Company is required to reclassify  such an individual as an employee as a result of such reclassification or determination  (including any reclassification by an
Employer or Affiliated  Company in settlement of any claim or action relating to such individual's  employment status),  such individual shall become eligible to become a Participant in this Plan from the later of the actual or effective date of such reclassification or determination.

         Section 1.14.  "Employee"  shall mean all  individuals  employed by the
Company or a  Participating  Employer,  including  leased  employees  within the meaning of section 414(n)(2) of the Code.

                                       -2-

1-PH/1138199.2

         Section   1.15.   "Employer"   shall  mean  the   Company   and/or  any
Participating  Employer  either  collectively  or  individually  as the  context requires.

         Section  1.16.  "Employment  Commencement  Date" shall mean the date on which the Employee first performs an Hour of Service for an Employer.

         Section  1.17.  "ERISA"  shall  mean  the  Employee  Retirement  Income
Security Act of 1974, as it may from time to time be amended.

         Section   1.18.   "415   Compensation"   shall  mean  the  total  of  a
Participant's  wages,  salary and other amounts paid by an Employer and reported on IRS Form W-2, and,  effective for Plan Years beginning on or after January 1,
1998,  Deferral  Contributions under this Plan and any salary reduction election made to another  401(k) plan  maintained  by the  Employer  or a cafeteria  plan maintained pursuant to section 125 of the Code.

         Section 1.19. "Fund" shall mean the total corpus of the Trust.

         Section 1.20.  "Highly Compensated Employee" shall mean:

         (a) Effective January 1, 1997, each Employee who performed services for an Employer or an Affiliated Company during the Determination Year and who:

                  (i)      was at any time in the Determination Year or the
         preceding Determination Year a five-percent owner (as defined in section 416(i) of the Code and the regulations issued thereunder); or

                  (ii)     for the preceding Determination Year--

                                    (a)  received  415  Compensation   from  the
                  Employer or an  Affiliated  Company in excess of  $80,000,  as adjusted by the Secretary of the Treasury in  accordance  with section 414(q) of the Code; and

                                    (b) was a member of the group  consisting of
                  the top twenty  percent (20%) of Employees  when ranked on the
                  basis  of  415   Compensation   paid  during  such   preceding
                  Determination Year.

         (b) For purposes of determining the number of Employees in the top-paid group under subparagraph (a)(ii)(B),  Employees who have less than six months of service,  Employees  who work  less  than 17 1/2 hours per week or less than six months per year,  Employees who have not attained age 21 and nonresident  aliens shall be excluded.

         (c) A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when such employee incurred a
Severance from

                                       -3-

1-PH/1138199.2

Service Date, or if such employee was a Highly Compensated  Employee at any time after attaining age 55.

         Section  1.21.  "Hour of  Service"  shall  mean  each hour for which an
Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties,  pursuant to the provisions of section  2530.200b-2(a)(1)  of ERISA, which is incorporated herein by reference.

         Section  1.22.  "Investment  Fund"  shall  mean  any  one of the  funds comprising the Fund.

         Section 1.23. "Non-Highly Compensated Employee", shall mean an Employee who is not a Highly Compensated Employee.

         Section 1.24. "Normal Retirement Age" shall mean age 65.

         Section  1.25.  "Participant"  shall  mean any  Employee  who meets the participation requirements of Article II.

         Section  1.26.  "Participating  Employer"  shall  mean each  Affiliated
Company listed on Appendix A and each other Affiliated  Company which,  with the consent  of the Board,  adopts  this Plan and joins in the  corresponding  Trust
Agreement.  An Affiliated  Company which is a foreign  corporation as defined in
Section  7701(a)(5)  of the Code may  only  adopt  this  Plan on  behalf  of its
Employees who are citizens of the United  States or resident  aliens of the U.S.
with U.S. source income.

         Section 1.27.  "Period of Severance" shall mean a 12-consecutive  month period  beginning  on  an  individual's  Severance  from  Service  Date  or  any anniversary  thereof and ending on the next succeeding  anniversary of such date during which the  individual  is not credited with at least one Hour of Service.
In the case of an individual  who is absent from work for maternity or paternity reasons,  the 12-consecutive  month period beginning on the date of such absence or the  first  anniversary  of such  absence  shall not  constitute  a Period of
Severance.  For the purposes of this Section, an absence from work for maternity or  paternity  reasons  means an absence (a) by reason of the  pregnancy  of the individual,  (b) by  reason of the  birth of a child of the  individual,  (c) by reason of the placement of a child with the  individual  in connection  with the adoption  of such child by such  individual,  or (d) for  purposes of caring for such child for a period beginning immediately following such birth or placement.
In order to receive credit for absence under this Section,  an individual  shall provide to the  Committee,  in the form and manner  prescribed by the Committee, information establishing (a) that the absence from work is for reasons set forth in this  paragraph  and (b) the  number  of days  for  which  there  was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Employer.

                                       -4-

1-PH/1138199.2

         Section 1.28.  "Plan" shall mean the Sun  International  North America,
Inc.  Retirement Savings Plan (formerly known as the Resorts Casino Hotel 401(k)
Retirement and  Investment  Plan) as set forth herein and as it may from time to time be amended.

         Section 1.29.  "Plan Year" shall mean a period of 12 months  commencing on any January 1 and ending on the following December 31.

         Section  1.30.  "Qualified  Domestic  Relations  Order"  shall  mean  a
judgment,   decree  or  order  (including  approval  of  a  property  settlement agreement)  made  pursuant  to a  state  domestic  relations  law  (including  a community property law) which:

         (a) relates to the  provision  of child  support,  alimony  payments or marital property rights to a spouse,  former spouse, child or other dependent of a Participant (the "Alternate Payee");

         (b) creates or recognizes the existence of the Alternate  Payee's right to, or assigns to the Alternate  Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan;

         (c) specifies  (i) the name and last known mailing  address (if any) of the Participant  and each Alternate Payee covered by the order,  (ii) the amount or  percentage  of the  Participant's  Plan benefits to be paid to the Alternate
Payee, or the manner in which such amount or percentage is to be determined, and
(iii) the number of payments  or the period to which the order  applies and each plan to which the order relates; and

         (d)  does  not  require  the  Plan to (i)  provide  any type or form of benefit,  or any option not  otherwise  provided  under the Plan,  (ii)  provide increased  benefits,  or (iii) pay  benefits  to the  Alternate  Payee  that are required to be paid to another Alternate Payee under a prior Qualified  Domestic
Relations Order.

         Section 1.31.  "Qualified  Military  Service" shall mean service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any  Employee if such  Employee is entitled to  reemployment  rights  under such chapter with respect to such service.

         Section 1.32. "Reemployment Commencement Date" shall mean the first day on which an individual  performs an Hour of Service after  incurring a Period of
Severance.

         Section 1.33.  "Required Distribution Date" shall mean:

          (a) in the  case of a  Participant  or a former  Participant  who is a five-percent  (5%) owner (within the meaning of section 416(i) of the Code) with respect to the Plan Year in which the  Participant  attains age 70 1/2,  and for all Participants and former  Participants who attain age 70 1/2 prior to January
1, 2000, April 1 of the calendar year following the calendar year in which

                                       -5-

1-PH/1138199.2

the  Participant  attains age 70 1/2. A  Participant,  who is not a five-percent
(5%) owner  (within the meaning of section  416(i) of the Code) with  respect to the Plan Year in which the  Participant  attains age 70 1/2 and who is an active
Employee may elect to stop receiving required  distributions pursuant to Section
11.6 in the  manner  and at the  time  prescribed  by the  Committee;  provided, however,  that such Participant  shall have a new Required  Distribution Date in accordance with subsection (b) below; and

         (b) in the case of all other Participants, April 1 of the calendar year following  the later of (i) the calendar year in which the  Participant  attains age 70 1/2, or (ii) the calendar year in which the  Participant  has a Severance from Service Date.

         Section 1.34.  "Severance  from Service Date" shall mean the earlier of
(a) the date on which an individual  quits,  retires,  is discharged or dies, or
(b) the first  anniversary  of the first day of a period in which an  individual remains  absent from  service  (with or without  pay) with the  Employer for any reason  other than a quit,  retirement,  discharge  or death,  such as vacation, holiday, sickness, disability, leave of absence or layoff.

         Section 1.35. "Spouse" shall mean the spouse or surviving spouse of the
Participant,  as the context requires;  provided,  that a former spouse shall be treated  as the  spouse or  surviving  spouse  to the  extent  provided  under a
Qualified Domestic Relations Order.

         Section 1.36. "Trust" shall mean the trust established  pursuant to and forming a part of this Plan to receive and control the assets of the Plan.

         Section 1.37.  "Trustee" shall mean the persons or corporation  acting, at any time, as trustee of the Trust.

         Section 1.38. "Valuation Date" shall mean the last day of each calendar quarter and any other date, as determined  by the  Committee,  that is closer to the event  requiring  valuation  of any  Investment  Fund  shares  credited to a
Participant's  Accounts  under  the Plan.  Notwithstanding  the  foregoing,  for purposes  of  determining  the  amount of the  benefit  to be  distributed  to a
Participant  pursuant  to Article  XI,  "Valuation  Date" shall mean the date on which the Investment Funds in which the Participant's  Accounts are invested are
liquidated,   in  accordance  with  uniform  and  nondiscriminatory   procedures
determined by the Committee.

         Section 1.39.  "Years of Service" shall mean the service credited to an
Employee for purposes of determining  the Employee's  eligibility to participate in the Plan and the Employee's vested interest in the Employee's  Accounts.  The following rules shall apply in calculating Years of Service under this Plan:

         (a) An  Employee  shall be  credited  with  full and  partial  Years of
Service  for the period  from the  Employee's  Employment  Commencement  Date or
Reemployment  Commencement  Date to the Employee's  Severance from Service Date.
Years of Service shall be

                                       -6-

1-PH/1138199.2

calculated on the basis that 12 consecutive months of employment equal one year.
For this purpose, partial years of service shall be aggregated.

         (b)  If an  Employee  retires,  quits  or  is  discharged,  the  period commencing on the Employee's Severance from Service Date and ending on the first date on which the Employee again performs an Hour of Service shall be taken into account,  if such date is within 12 consecutive  months of the date on which the
Employee last performed an Hour of Service.

         (c) If an  Employee  is absent  from work for a reason  other  than one specified  in  Section  1.39(b)  and  within  12 months of the first day of such absence, the Employee retires, quits or is discharged,  the period commencing on the first day of such  absence  and ending on the first day the  Employee  again performs an Hour of Service shall be taken into  account,  if such day is within
12 months of the date the Employee's absence began.

         (d)  Notwithstanding  the  foregoing,  if an  Employee  is  absent  for
Qualified  Military  Service  under leave  granted by the Employer or Affiliated
Company or required by law, and, thereafter,  while the Employee's  reemployment rights are protected by law, returns to the active  employment with the Employer or Affiliated Company while the Employee's re-employment rights are protected by law or on a temporary leave of absence  authorized by the Employer or Affiliated
Company  in  accordance  with  standard  personnel  policies  announced  to  the
Employees,  provided  that  the  Employee  immediately  returns  to  the  active employment  with the Employer or Affiliated  Company after the end of such leave of absence, the entire period of absence shall be taken into account.

         (e)  For  purposes  of   determining   an  Employee's   eligibility  to
participate  in the Plan under Section 2.1, and the Employee's  vested  interest under  Section  6.2,  Years of Service  shall  include all periods  described in paragraphs (a), (b), (c) and (d) above (including those periods during which the
Employee was a leased employee within the meaning of section 414(n) or 414(o) of the Code where section  414(n)(5) does not apply to negate the  applicability of section 414(n) of the Code) whether or not the Employee qualified as an Employee during those periods.

Notwithstanding  the  foregoing,  years of service and partial  years of service credited  under  the terms of the Sun  International  Resorts,  Inc.  Retirement
Savings  Plan  immediately  prior to the date that such plan was merged with and into the Plan shall be  credited as Years of Service;  provided,  however,  that service for any period shall not be counted twice.

                                       -7-

1-PH/1138199.2

                                   ARTICLE II

                                  PARTICIPATION

         Section  2.1.   Participation.   Each  Eligible   Employee  who  was  a
Participant  in the  Plan  or the Sun  International  Resorts,  Inc.  Retirement
Savings Plan on December 31, 1999 shall remain a Participant on January 1, 2000, if he is  then an  Eligible  Employee.  Each  Employee  hired  on or  after  the
Effective Date of this amendment and  restatement  who has attained age 21 shall become a  Participant  at the  beginning of the next  available  payroll  period following the date on which he completes one-quarter (1/4) of a Year of Service.

         Section 2.2. Change of Job Classification and Transfers. In the event a change of job classification or a transfer to an Affiliated Company results in a
Participant no longer  qualifying as an Eligible  Employee,  such Employee shall cease  to be a  Participant  as of the  effective  date  of such  change  of job classification  or  transfer,  but the  Employee  shall  not be  deemed  to have incurred a Severance from Service Date. Should such Employee again qualify as an
Eligible  Employee,  he shall become a Participant  as of the effective  date of such change.  If the Affiliated  Company  maintains a qualified  retirement plan which  permits the transfer of a  Participant's  Accounts from this Plan to such plan,  such  Participant,  upon notice in the form and at the time prescribed by the Committee,  may elect to have the value of his Accounts  transferred to such other plan; provided,  however, that the Committee, in its sole discretion,  may refuse to allow a transfer if such  transfer  would  violate the  provisions  of section 411(d)(6) of the Code and the regulations thereunder.

         Section 2.3.  Re-Entry.  A Participant or an Employee who has completed one-quarter  (1/4) or more of a Year of Service as of his Severance from Service
Date, and who is subsequently reemployed by the Employer, shall resume or become a Participant  on the first day of the payroll period next following the date he is  reemployed.  An Employee  who has not  completed a Year of Service as of his
Severance from Service Date, and who is subsequently reemployed by the Employer, shall be eligible to participate as provided in section 2.1; provided,  however, that  service  prior to the  Employee's  Severance  from  Service  Date shall be canceled if he has incurred a Period of Severance of 5 consecutive years.

                                       -8-

1-PH/1138199.2

                                   ARTICLE III

                                  CONTRIBUTIONS

         Section 3.1.  General  Requirements.  Participants  are not required to make  Contributions  hereunder.  In order to make  Contributions,  a Participant shall make an election,  in the manner  prescribed by the  Committee,  to reduce
Compensation  and make Deferral  Contributions in accordance with the provisions of this  Article  III,  which  shall  become  effective  on the first day of the payroll  period  next  following  the receipt of such  election or as  otherwise prescribed by the Committee.  Notwithstanding the foregoing,  the Committee,  in its sole discretion,  may amend or revoke a Participant's  election at any time,
if  the  Committee   determines  that   Contributions  or  allocations  to  such
Participant's Account would otherwise exceed the limitations of Article V.

         Section  3.2.   Deferral   Contributions.   A  Participant's   Deferral
Contributions  into the Fund shall be a  percentage  (in whole  integers) of the
Compensation otherwise payable to the Participant during each payroll period and contributed  into the Fund,  which may not exceed  twenty  percent  (20%) of the
Participant's Compensation earned during each payroll period.

         Section 3.3. Discretionary Profit Sharing Contributions.  Each Employer
may  contribute  such  amounts,  if any, as shall be  determined by its board of directors, in its sole discretion, on behalf of its Employees who participate in the Plan.  Discretionary Profit Sharing Contributions shall be allocated,  as of the last day of such Plan Year, to the Discretionary Profit Sharing Contribution
Account of each eligible  Participant  who was employed  during the Plan Year in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

         Section 3.4. Matching  Contributions.  The Company,  at its discretion, may  make  Matching  Contributions  to the  Plan  on  behalf  of  Employees  who participate  in the Plan in an amount not to exceed fifty  percent (50%) of each
Participant's  first 4% of Compensation  payable to the Participant  during each payroll period and  contributed as Deferral  Contributions;  provided,  however, that a Participant  shall be eligible to receive a Matching  Contribution  for a payroll period only if he is employed on the last day of such payroll period.

         Section  3.5.  Limitation  on Deferral  Contributions.  Notwithstanding
anything  contained  herein to the  contrary,  a  Participant's  total  Deferral
Contributions  under the Plan together  with  elective  deferrals (as defined in section  402(g) of the Code) under any other plan or  arrangement  maintained by the Employer or an Affiliated  Company during any calendar year shall not exceed the  dollar  limitation  in  effect  under  section  402(g)  of the Code for any calendar year.

         Section 3.6.  Return of Deferral  Contributions.  If the  Participant's
Deferral  Contributions  made under this Plan and his  elective  deferrals  made under any other qualified cash or deferred  arrangement  maintained  pursuant to section 401(k) of the Code for a taxable year exceed the

                                       -9-

1-PH/1138199.2

monetary limitation  described in Section 3.5 (after any Deferral  Contributions have been returned to the  Participant  pursuant to Article V), the  Participant shall  allocate  to the  Plan  or to  such  other  qualified  cash  or  deferred arrangement the excess deferrals.  The Participant shall notify the Committee of such allocation in writing no later than the March 1 following the Participant's taxable  year  in  which  the  excess  deferrals  were  made.  If  the  sum of a
Participant's elective deferrals from the Plan and any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the dollar limitation in  effect  under  section  402(g)  of the  Code  for  the  calendar  year,  the
Participant  shall be deemed  to have  notified  the  Committee  of such  excess deferrals.  Notwithstanding any other provisions of the Plan, not later than the
April 15 following  the close of the taxable  year,  the Committee may cause the
Trustee to distribute to the Participant the excess deferrals  (adjusted for any income or loss attributable thereto and subject,  however, to the withholding of taxes and other  amounts  as though  such  amounts  were  current  remuneration)
allocated to the Plan by the Participant  pursuant to this Section. In the event a Participant receives a distribution of excess Deferral  Contributions pursuant to this Section 3.6, the  Participant  shall forfeit any Matching  Contributions
(plus income thereon determined as described in Section 5.6(e)) allocated to the
Participant by reason of the distributed Deferral Contributions. For purposes of
determining  the  necessary  forfeiture,   Matching   Contributions   previously
distributed  pursuant to Section 5.6(d) shall be treated as forfeited under this
Section 3.6.

         Section  3.7.   Contributions  to  the  Fund.  Amounts  representing  a
Participant's Deferral Contributions shall be deducted from payrolls pursuant to a salary reduction agreement between the Employer and the Participant,  and such
amounts  shall  be  contributed   to  the  Fund  as  soon  as   administratively
practicable,  but in no event  later  than the 15th  business  day of the  month following the month in which such Deferral  Contributions were withheld from the
Participant's Compensation.  Discretionary Profit Sharing Contributions shall be made no later than the last date on which  amounts so paid may be  deducted  for federal  income tax  purposes  for the taxable year of the Employer in which the
Plan Year ends. Matching  Contributions for any payroll period shall normally be contributed to the fund as soon as administratively  practicable, but in no case later than the time  prescribed by law for taking a deduction for federal income tax purposes.  Qualified Employer  Contributions for any Plan Year shall be made no  later  than 12  months  after  the  close  of the  Plan  Year to  which  the contribution  relates,  unless otherwise  prescribed by law. The requirements of this section 3.6 shall not apply to contributions made pursuant to section 3.13.

         Section  3.8.  Suspension  or  Change  in  Rates  of  Contributions.  A
Participant  may  suspend or change the rate of his  Deferral  Contributions  by submitting  a  request,  in  the  manner  and  at the  times  prescribed  by the
Committee,  prior  to the  first  day of the  payroll  period  as of  which  the suspension or change is to become effective.  All Contributions by a Participant shall be suspended  without any request on his part for any month in which he is on leave of absence without  Compensation.  Such suspension shall continue until the  first  day of the  month  following  the  termination  of such  leave,  and
Participants shall not be permitted to pay suspended Contributions.

                                      -10-

1-PH/1138199.2

         Section 3.9.  Deductibility of Contributions.  Contributions  under the
Plan are conditioned upon their deductibility under section 404 of the Code and, to the extent the deduction is disallowed,  shall be returned to the Employer or the  Participant as appropriate  within one year after the  disallowance  of the deduction.  For purposes of this Section, a Contribution which is not deductible in the current taxable year of the Employer but may be deducted in taxable years of the Employer subsequent to the year in respect of which it is made, shall not be considered  to be  disallowed.  Notwithstanding  the  foregoing,  the maximum amount which may be returned to the Employer or a Participant shall be the value of the Contribution on the date it is returned.

         Section  3.10.  Mistake.  In the case of a  Contribution  which is made under a mistake of fact, such Contribution  shall be returned to the Employer or the  Participant,  as  appropriate,  within  one year  after the  payment of the
Contribution.  Notwithstanding  the  foregoing,  the maximum amount which may be returned to the Employer or a Participant shall be the value of the Contribution on the date it is returned.

         Section 3.11.  Contributions  Conditioned  on Plan  Qualification.  All
Contributions under the Plan are conditioned on the initial qualification of the
Plan under sections  401(a) and 401(k) of the Code, and if the Plan is found not to so qualify,  it shall be  terminated  in  accordance  with the  provisions of
Section  14.2 and the Fund  shall be  distributed  to the  Participants  and the
Employer,   as   appropriate,   within   one  year  after  the  denial  of  such
qualification.

         Section 3.12.  Records.  All  Contributions  transferred to the Trustee under the Plan shall be  accompanied by  instructions  from the Committee to the
Trustee that: (a) identify the  Participant on whose behalf the  Contribution is being  made;  and (b) state  whether  the  Contribution  represents  a  Deferral
Contribution  under Section 3.2, a  Discretionary  Profit  Sharing  Contribution
under Section 3.3 or a Matching Contribution under Section 3.4.

         Section 3.13. Contributions For Periods of Military Service.  Effective
December 12, 1994,  notwithstanding  any provision of this Plan to the contrary, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Code section 414(u), as follows:

         (a)  Deferral  Contributions.  The  Employer  shall permit a reemployed
Participant (who is reemployed  while his  reemployment  rights are protected by law) to make additional Deferral Contributions during the period which begins on the date of the  reemployment of such Participant and has the same length as the lesser of:

                  (i)      the product of 3 and the period of  Qualified
         Military Service which resulted in such rights, and

                  (ii)     5 years.

                                      -11-

1-PH/1138199.2

The amount of additional Deferral Contributions  permitted under this subsection
(a) is the maximum  amount of the Deferral  Contributions  that the  Participant would have been  permitted to make under the Plan during the period of Qualified
Military Service if the Participant had continued to be employed by the Employer during such period and received compensation as determined under subsection (e).
Proper  adjustment  shall be made to the amount  determined  under the preceding sentence for any Deferral  Contributions actually made during the period of such
Qualified Military Service.

         (b)  Discretionary  Profit  Sharing  Contributions.  The Employer shall contribute  to the  Plan on  behalf  of a  Participant  an  amount  equal to the
Discretionary  Profit Sharing  Contribution that would have been allocated under
Section  3.3  had  the  Participant   continued  to  be  employed  and  received
Compensation during the applicable period of military service.

         (c)  Matching  Contributions.   The  Employer  shall  make  a  Matching
Contribution on behalf of a Participant with respect to any additional  Deferral
Contributions  made by the  Participant  pursuant to subsection  (a) on the same basis  Matching  Contributions  would have been made under  Section 3.4 had such
Deferral  Contributions  actually  been made  during  the  period  of  Qualified
Military Service.

         (d) Qualified Employer  Contributions.  The Company shall contribute to the Plan,  on behalf of each  Participant  who returns from  Qualified  Military
Service as described in Section 1.31, an amount equal to the Qualified  Employer
Contributions  that  would  have  been  required  under  Section  3.14  had such
Participant continued to be employed and received Compensation during the period of Qualified Military Service.

         (e)  Limitation  on Crediting of Earnings and  Forfeitures.  Nothing in
this Section 3.13 shall be construed as requiring  (i) any crediting of earnings to a Participant with respect to any Deferral Contribution, Discretionary Profit
Sharing  Contribution  or  Matching  Contribution  before such  contribution  is actually  made,  or (ii) any  allocation of any  forfeiture  with respect to the period of Qualified Military Service.

         (f)  Compensation.  For  purposes of this  Section  3.13,  a reemployed
Participant  shall be treated as  receiving  Compensation  and 415  Compensation during a period of Qualified Military Service equal to:

                   (i) the  Compensation  and 415  Compensation  the Participant
         would have received during such period if the  Participant  were not in
         Qualified  Military  Service,  determined  based on the rate of pay the
         Participant  would have  received  from the  Employer  but for  absence during the period of Qualified Military Service, or

                  (ii) if the  Compensation and 415 Compensation the Participant
         would have received during such period was not reasonably certain,  the
         Participant's   average   Compensation   during  the  12-month   period
         immediately preceding the Qualified Military

                                      -12-

1-PH/1138199.2

         Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

         (g)      Inapplicability of Certain Limitations.  If any contributions
                  --------------------------------------
are made by a Participant or the Employer in accordance with this Section 3.13:

                  (i)  any  such  contribution  shall  not  be  subject  to  any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the  requirements of, Section 3.5, 5.7, 5.8, and shall not be taken into  account in applying  such  limitations  to other contributions or benefits under the Plan with respect to the year in which the contribution is made;

                  (ii) any such contribution shall be subject to the limitations referred to in  subparagraph  (g)(i) with  respect to the year to which the  contribution  relates (in accordance with rules  prescribed by the
         Secretary of the Treasury); and

                  (iii) the Plan  shall not be  treated  as  failing to meet the requirements  of  Sections  5.2,  5.4 and 5.5 or  Article  XII by reason of such contributions.

         Section 3.14. Qualified Employer Contributions. The Company may, in its
discretion, make Qualified Employer Contributions for a Plan Year that (a) shall be allocated to some or all  Non-Highly  Compensated  Employees who have met the eligibility  requirements  of Article  II pro rata on the basis of the  Deferral
Contributions  or Compensation  for the Plan Year or in a uniform dollar amount, as determined by the Company, in an amount that is necessary to help satisfy any or all of the tests in Sections 5.2, 5.4 or 5.5 or (b) shall be allocated in the manner  prescribed  by the Company to correct  any  operational  or  demographic failure pursuant to any correction program or policy established by the Internal
Revenue Service or the Department of Labor.

                                      -13-

1-PH/1138199.2

                                   ARTICLE IV

                              PARTICIPANT ACCOUNTS

         Section 4.1.  Deferral Account.  Deferral Contributions made on behalf
                       ----------------
of a Participant shall be allocated to his Deferral Account and shall be invested in accordance with the provisions of Article VII.

         Section  4.2.   Discretionary  Profit  Sharing  Contribution   Account.
Discretionary Profit Sharing Contributions made on behalf of a Participant shall be allocated to his Discretionary  Profit Sharing Contribution Account and shall be invested in accordance with the provisions of Article VII.

         Section 4.3.  Matching Account.  Matching Contributions made on behalf
                       ----------------
of a Participant shall be allocated to his Matching Account and shall be invested in accordance with the provisions of Article VII.

         Section  4.4.  Qualified  Employer  Contribution   Account.   Qualified
Employer  Contributions  made on behalf of a Participant  in respect of any Plan
Year shall be allocated to his Qualified Employer Contribution Account and shall be invested in accordance with the provisions of Article VII.

         Section 4.5. Rollover Account.  With the approval of the Committee,  an
Employee  (regardless  of whether  he has met the  eligibility  requirements  of
Article  II),  may deposit  into a Rollover  Account  the entire  amount of cash received as a distribution from another qualified trust forming a part of a plan described in section 401(a) of the Code or from an individual retirement program described  in section 408 of the Code,  but only if the deposit  qualifies  as a tax-free rollover as defined in section 402 of the Code. If the deposit does not qualify as a tax-free  rollover,  the deposit shall be refunded to the Employee.
In addition  to the  foregoing,  and with the  approval  of the  Committee,  the
Trustee  may  accept  on behalf of any  Employee  an amount of cash  transferred directly from another qualified trust forming part of a qualified plan described in section  401(a) of the Code and such amount of cash shall be deposited into a
Rollover Account for such Employee. The Committee shall have the right to refuse to accept the  transferred  amount if such  receipt  would  cause the Plan to be subject  to the  provisions  of  sections  401(a)(11)  and 417 of the Code  with respect to such  Employee,  or if such  receipt  would cause the Plan to fail to satisfy  the  requirements  of  section  411(d)(6)  of the Code.  Rollovers  and transferred  amounts  shall be invested in  accordance  with the  provisions  of
Article  VII.  An  Employee  who is not a  Participant  shall  be  treated  as a
Participant  with  respect to his Rollover  Account for purposes of  valuations, investments and distributions.

         Section 4.6.  Maintenance of Accounts.  With respect to each
                       -----------------------
Participant, the Trustee shall maintain separately the Accounts referred to in
Sections 4.1, 4.2, 4.3, 4.4 and 4.5.  The Committee shall furnish the Trustee

                                      -14-

1-PH/1138199.2

with  instructions  in  accordance  with  Section  3.12  enabling the Trustee to allocate properly all Contributions  under the Plan to said Accounts.  In making such allocation, the Trustee shall be fully entitled to rely on the instructions furnished  by the  Committee  and shall be under no duty to make any  inquiry or investigation with respect thereto.

         Section 4.7.  Statements.  The Trustee shall furnish each Participant
                       ----------
statements at least annually reflecting the current fair market value of the
Participant's Accounts under the Plan.

                                      -15-

1-PH/1138199.2

                                    ARTICLE V

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

         Section 5.1. General Requirements. For any Plan Year, (a) Contributions
under the Plan shall not exceed the  limitations  on  deductions  imposed  under section  404(a)(3)  of the  Code;  (b)  the  Plan  shall  satisfy  the  coverage requirements  of section  410(b)(1) of the Code;  (c) the Plan shall satisfy the average  deferral  percentage  test set forth in Section 5.2; (d) the Plan shall satisfy the average  contribution  percentage test set forth in Section 5.4; and
(e) the Plan shall satisfy the  limitation on use of percentage  tests set forth in Section 5.5 when applicable.

         Section 5.2.  Average Deferral Percentage Test.  The average deferral
                       --------------------------------
percentage for Highly Compensated Employees who are Participants for the Plan
Year shall not exceed the greater of (a) or (b) as follows:

         (a)      The average deferral percentage for Participants who are Non-
Highly Compensated Employees for the current Plan Year, multiplied by 1.25, or

         (b)  The  average  deferral  percentage  for all  Participants  who are
Non-Highly  Compensated  Employees for the current Plan Year, multiplied by 2.0;
provided that the average deferral  percentage for Highly Compensated  Employees who  are  Participants  may not  exceed  the  average  deferral  percentage  for
Non-Highly   Compensated  Employees  who  are  Participants  by  more  than  two percentage points.

         Section 5.3. Average Deferral Percentage.  For purposes of Section 5.2, the term  "average  deferral  percentage"  as  applied to a  specified  group of
Participants  shall mean the average of the ratios,  calculated  separately  for each such Participant in such group of:

         (a) the amount of (i) Deferral  Contributions  (excluding  any Deferral
Contributions  taken  into  account  in  determining  the  average  contribution percentage in Section 5.4(a),  distributed to a Non-Highly  Compensated Employee pursuant  to a claim for  distribution  under  Section  3.6 or  returned  to the
Participant  pursuant  to  Section  5.7(c)),  plus (ii) at the  election  of the
Employer,  the amount of Qualified  Employer  Contributions  paid to the Plan on behalf of each such Participant for such Plan Year, to

         (b) the  Participant's  Compensation  for  such  Plan  Year;  provided, however,  that the Committee may determine,  for any Plan Year, to consider only that Compensation paid to a Participant while he was a Participant in the Plan.

         For the purposes of this Section,  the deferral  percentage of a Highly
Compensated  Employee  who is a  Participant  under  this  Plan and who has made elective  deferrals  under  any other  qualified  cash or  deferred  arrangement
(excluding plans that are not permitted to be

                                      -16-

1-PH/1138199.2

aggregated  under  Treas.   Reg.ss.1.401(k)-1(b)(3)(ii)(B))  maintained  by  the
Employer or an Affiliated  Company  pursuant to section 401(k) of the Code shall be the sum of his deferral percentages under all such plans.

         Section 5.4.  Average  Contribution  Percentage Test. The term "average contribution percentage test" shall mean the numerical test set forth in Section
5.2  substituting for the term "average  deferral  percentage" the term "average contribution percentage".

         (a)  The  term  "average  contribution  percentage"  as  applied  to  a specified group of Participants shall mean the average of the ratios, calculated separately for each such Participant in such group of:

                  (i) the amount of (a) Matching  Contributions paid to the Plan on behalf of such  Participant for such Plan Year  (excluding  Matching
         Contributions  that are  distributed  or returned to the Company  under
         Section  3.6  or  5.7),  plus  (B) at the  discretion  of the  Company,
         Deferral  Contributions,   plus,  at  the  election  of  the  Employer,
         Qualified  Employer  Contributions  paid to the Plan on  behalf of such
         Participant for such Plan Year, to

                  (ii)  the  Participant's  Compensation  for  such  Plan  Year;
         provided,  however,  that the  Committee may determine to consider only that  Compensation  paid to a Participant while he was a Participant in the Plan.

         (b) Deferral Contributions may be taken into account under this Section only to the extent  necessary  to satisfy  the average  contribution  percentage test,  and only to the extent  that the Plan  continues  to satisfy  the average deferral  percentage  test set forth in Section 5.2 without  taking into account such Deferral Contributions.

         (c) Matching Contributions may be taken into account under this Section only  the  extent  that  they  are not  used to  satisfy  the  average  deferral percentage test.

         (d)      If a Highly Compensated Employee participates in any other plan of the Employer to which Employer matching contributions, Employee contributions or elective deferrals are made, all such contributions shall be aggregated for purposes of this Section (excluding plans that are not permitted to be aggregated under Treas. Reg.ss.1.401(m)-1(b)(3)(ii)).

         Section 5.5.  Limitation on Use of Percentage Tests. For any Plan Year,
if both the average deferral percentage and the average contribution  percentage for Highly  Compensated  Employees who are  Participants,  determined  after the return of any  Deferral  Contributions  and Matching  Contributions  pursuant to
Section 5.6, exceeds the amount  determined in Sections 5.2(a) and 5.4, then the sum of the average deferral percentage and the average  contribution  percentage for all such Participants shall not exceed the greater of (a) or (b), where:

                                      -17-

1-PH/1138199.2

         (a) is the  sum of (i) the  product  of 1.25  and  the  greater  of the average  deferral  percentage  or the average  contribution  percentage  for all
Participants who are Non-Highly Compensated Employees for the current Plan Year;
plus (ii) the lesser of (a) the  product  of 2.0 and the  lesser of the  average deferral percentage or the average contribution  percentage for all Participants who are Non-Highly  Compensated  Employees for the current Plan Year, or (B) two percent (2%) plus the lesser of the average  deferral  percentage or the average contribution  percentage for all  Participants  who are  Non-Highly  Compensated
Employees for the current Plan Year; or

         (b) is the sum of (i) the product of 1.25 and the lesser of the average deferral percentage or the average contribution  percentage for all Participants who are Non-Highly  Compensated  Employees for the current Plan Year;  plus (ii)
the lesser of (a) the  product of 2.0 and the  greater of the  average  deferral percentage or the average  contribution  percentage for all Participants who are
Non-Highly  Compensated  Employees for the current Plan Year, or (B) two percent
(2%)  plus  the  greater  of the  average  deferral  percentage  or the  average contribution  percentage for all  Participants  who are  Non-Highly  Compensated
Employees for the current Plan Year.

If the  limitation  in  this  Section  5.5  is not  met,  the  average  deferral percentage  and /or the average  contribution  percentage of Highly  Compensated
Employees shall be adjusted,  as determined by the Committee,  in an amount that is necessary to satisfy the test,  and Deferral  Contributions  and/or  Matching
Contributions  shall be returned  to Highly  Compensated  Employees  pursuant to
Section 5.6.

             Section 5.6.  Correction of Excess Contributions.
                           ----------------------------------

             (a)  Excess  Deferral  Contributions  shall be  returned  to Highly
Compensated  Employees in the manner set forth in Section  5.6(c)  hereof if the limitations  under  Section  5.2,  5.4  or 5.5  are  exceeded.  Excess  Deferral
Contributions to be returned to Highly Compensated Employees shall be determined by:

             (i) reducing the actual deferral  percentage of Highly  Compensated
            Employee(s) with the highest average  deferral  percentage until the applicable  nondiscrimination  test of  Section  5.2 or 5.5 has been satisfied  or until the actual  deferral  percentage  of such Highly
            Compensated  Employee(s) is equal to the actual deferral  percentage of the Highly  Compensated  Employee  with the next highest  average deferral percentage;

             (ii) repeating the process in paragraph (i) above until the applic-
            able nondiscrimination test of Section 5.2 or 5.5 is satisfied; and

             (iii)  converting  into a dollar amount any reduction in the actual deferral percentage of each affected Highly Compensated Employee.

                                      -18-

1-PH/1138199.2

             (b) The amount of excess Matching  Contributions  to be returned to
Highly  Compensated  Employees  shall be  determined  in the manner set forth in
Section 5.6(a) above. Excess Matching  Contributions,  if any, shall be returned to Highly  Compensated  Employees  in the  manner  set forth in  Section  5.6(d)
hereof.

             (c) Should the average  deferral  percentage of Highly  Compensated
Employees  for a Plan Year exceed the  restrictions  described in Section 5.2 or
5.5, the excess Highly Compensated Employees' Deferral Contributions (determined under Section 5.6(a)(iii)) shall be distributed from the Deferral Account of the
Highly   Compensated   Employee(s)   with  the   greatest   amount  of  Deferral
Contributions for the Plan Year or until the Deferral Contributions made by such
Highly  Compensated  Employee(s)  equals the Deferral  Contributions made by the
Highly  Compensated  Employee(s)  with  the next  greatest  amount  of  Deferral
Contributions for the Plan Year.  Distributions shall first be made with respect to  Deferral  Contributions  that are not  taken  into  account  in  determining
Matching  Contributions  pursuant to Section 3.4. This process shall be repeated until all the excess Deferral Contributions  attributable to the applicable test have been distributed.

             (d)  Should  the   average   contribution   percentage   of  Highly
Compensated  Employees  for a Plan Year  exceed the  restrictions  described  in
Section  5.3  or  5.5,  the  excess  Highly  Compensated   Employees'   Matching
Contributions  (determined  under Section  5.6(b)) shall be  distributed  or, if forfeitable,  forfeited  from the  Matching  Account of the  Highly  Compensated
Employee  with  the  greatest  actual  contribution  percentage  in  the  manner described in section  5.6(c)  hereof.  Amounts to be forfeited  shall  include a proportionate share of earnings.

             (e) The distribution or forfeiture of excess Contributions pursuant to  subsection  (c) or (d) above shall be made  within two and one half  (2-1/2)
months following the close of such Plan Year, if  administratively  practicable, but in no event later than the last day of the twelve month period following the close  of  such  Plan  Year.  Any  Matching  Contributions  (excluding  Matching
Contributions  that are  distributed or forfeited  pursuant to the provisions of subsection (d)) plus related  earnings that have been allocated to a Participant on  account of excess  Deferral  Contributions  that are  returned  pursuant  to subsection (c) shall be forfeited. Amounts forfeited shall, at the discretion of the Committee,  be used to (i) pay any administrative expenses of the Plan, (ii)
fund  benefits  required to be restored  under  Section 9.3 or (iii)  reduce the
Employer's  obligation to make Matching  Contributions  allocated  under Section
3.4.

             (f)  Prior  to the  performance  of the  nondiscrimination  test of
Section  5.5,  the average  deferral  percentage  and the  average  contribution percentage of Highly Compensated Employees shall be adjusted as follows:

                                      -19-

1-PH/1138199.2

                        (i) If Deferral  Contributions  are returned pursuant to
            Section  5.6(b),  then,  for  purposes of Section  5.5,  the average deferral percentage of Highly Compensated  Employees shall be deemed to be the maximum amount permitted under Section 5.2.

                       (ii) If Matching  Contributions  are returned pursuant to
             Section  5.6(c),  then,  for  purposes of Section  5.5, the average contribution  percentage of Highly  Compensated  Employees shall be deemed to be the maximum amount permitted under Section 5.4.

             (g) Notwithstanding  anything in this Section to the contrary,  for any Highly  Compensated  Employee who is an active Participant in the Plan while simultaneously  eligible to participate in any other  qualified  retirement plan maintained by the Employer or an  Affiliated  Company  (excluding  any such plan which is not  permitted to be aggregated  with the Plan pursuant to Treas.  Reg.
ss.1.401(k)-1(b)(3)(ii)(B) or ss.1.401(m)-1(b)(3)(ii))  under which the Employee has made  employee  contributions  or elective  deferrals,  or is credited  with employer  matching  contributions  for the year, the Committee shall  coordinate corrective actions under this Plan and such other plan for the year.

             (h)       The provisions of this Section 5.6 shall be effective
January 1, 1997.

             Section 5.7.   Maximum Allocation to Participants.
                            ----------------------------------

             (a) Notwithstanding any other provision of this Plan, the amount of the Annual  Addition to each  Participant's  Accounts  for any Plan Year may not exceed the lesser of:

                       (i)      $30,000 (effective January 1, 1995, as adjusted
             under section 415(d) of the Code), or

                       (ii)     twenty-five percent (25%) of the total 415
             Compensation paid to the Participant during a Plan Year.

             (b) For purposes of this Section,  "Annual  Addition" means (i) the sum of all  contributions by the Participant or by the Employer or an Affiliated
Company  hereunder or under any other defined  contribution  plan  maintained by either,  except elective deferrals distributed pursuant to Section 3.6; (ii) all forfeitures allocated to the Participant's  accounts under such plans; and (iii)
all amounts described in sections 415(1)(1) (relating to contributions allocated to individual  medical accounts which are part of a pension or annuity plan) and
419A(d)(2)  (relating  to  post-retirement  medical  or life  insurance  benefit accounts for key employees of the Code.

             (c) If a Participant's Annual Addition exceeds the amount specified in Section 5.8(a), as a result of the reallocation of forfeitures,  a reasonable error in  estimating  the  Participant's  Compensation,  a  reasonable  error in determining  the amount of  elective  deferrals  (within  the meaning of section
402(g) of the Code) or such other circumstances as permitted by

                                      -20-

1-PH/1138199.2

law, the Committee shall determine which portion,  if any, of such excess amount
is   attributable   to  the   Participant's   Deferral   Contributions,   and/or
Discretionary Profit Sharing Contributions, and/or Matching Contributions and/or
Qualified Employer Contributions,  if any, until such amount has been exhausted.
To  the  extent  any  portion  of a  Participant's  Deferral  Contributions  are determined to be excess under this Section,  such Deferral  Contributions,  with income thereon, shall be returned to the Participant as soon as administratively practicable.  To the extent  any  portion of the  Discretionary  Profit  Sharing
Contributions,   Matching  Contributions  or  Qualified  Employer  Contributions
allocable to a Participant are determined to be excess under this Section, while the Participant remains an Eligible Employee,  his excess  Discretionary  Profit
Sharing  Contributions,   Matching  Contributions,   and/or  Qualified  Employer
Contributions  shall  be  held in a  suspense  account  (which  shall  share  in investment gains and losses of the Fund) by the Trustee until the following Plan
Year (or any  succeeding  Plan  Years),  at which  time  such  amounts  shall be allocated to the Participant's  Accounts before any Discretionary Profit Sharing
Contributions,  Matching  Contributions or Qualified Employer  Contributions are
made on his  behalf  for the Plan  Year.  When the  Participant  ceases to be an
Eligible Employee,  his excess Discretionary Profit Sharing Contributions and/or
Matching  Contributions  and/or  Qualified  Employer  Contributions  held in the suspense  account  shall  be  allocated  in the  following  Plan  Year  (or  any succeeding  Plan  Years)  to the  Accounts  of other  Participants  in the Plan.
Furthermore,  the Committee  shall perform any other actions as may be necessary to preserve the Plan's status as a qualified plan.

             Section 5.8.  Aggregation.  For  purposes of Sections  5.2, 5.4 and
5.5, the Plan shall be aggregated  and treated as a single plan with other plans maintained by the Employer or an Affiliated  Company to the extent that the Plan is aggregated with any such other plan for purposes of satisfying section 410(b)
(other than section 410(b)(2)(a)(ii)) of the Code.

                                      -21-

1-PH/1138199.2

                                   ARTICLE VI

                                    THE TRUST

             Section 6.1.  Establishment  of Trust. All assets of the Plan shall be held in the Trust forming a part of the Plan  established by the execution of a trust  agreement  by and between the Company and the  Trustee.  No part of the principal  or income of the Trust shall be used for, or  diverted  to,  purposes other than the exclusive benefit of the Participants and their beneficiaries and defraying  reasonable  expenses  of  administering  the Plan to the  extent  not otherwise paid by the Company.  No person shall have any interest in or right to any part of the earnings of the Fund, or any right in, or to, or under the Trust or any  part  of the  assets  thereof,  except  as and to the  extent  expressly provided in the Plan.

             Section 6.2. Removal of Trustee.  All Contributions  under the Plan received by the  Trustee  together  with any  earnings  thereon,  shall be held, managed  and  administered  by the  Trustee  in  accordance  with the  terms and conditions of the Trust  Agreement.  The Committee may remove the Trustee at any time upon such notice as is required by the Trust  Agreement.  Upon such removal or upon  resignation of the Trustee,  the Committee  shall designate a successor
Trustee.

             Section 6.3.  Investment  Funds. The Fund shall consist of separate
Investment  Funds  selected  by  the  Committee.   The  Committee  may,  in  its
discretion,  establish  additional funds and may terminate any fund from time to time.  The  Investment  Funds may  include,  but shall not be limited to,  funds managed  by  the  Trustee,  or by an  Investment  Company  regulated  under  the
Investment  Company Act of 1940. The Investment  Funds may, in whole or in part, be invested in any common,  collective,  or commingled  trust fund maintained by the Trustee, which is invested principally in property of the kind specified for that  particular  Investment  Fund and which is maintained for the investment of the assets of plans and  trusts  which are  qualified  under the  provisions  of section 401(a) of the Code and exempt from Federal taxation under the provisions of section  501(a) of the Code,  and during such period of time as an investment through  any such  medium  exists the  declaration  of trust of such trust shall constitute a part of the Trust.

             Section 6.4. Investment Direction. All Contributions under the Plan that are allocated to any separate  Account of a Participant in accordance  with
Article IV shall be invested by the Trustee in shares of the Investment Funds as directed by the  Participant  pursuant to Article  VII,  which  shares  shall be credited to the Participant's separate Account.

             Section  6.5.  Reinvestment  of Income.  All  interest,  dividends, capital  gains,  distributions  and other  income  received  with respect to any shares of an Investment  Fund credited to any separate  Account of a Participant under the Plan shall be reinvested  by the Trustee in  additional  shares of the same Investment Fund and credited to the Participant's separate Account.

                                      -22-

1-PH/1138199.2

                                   ARTICLE VII

                              INVESTMENT DIRECTIONS

             Section  7.1.   Investment  of  Contributions.   Investments  of  a
Participant's Contributions shall be made in such percentages as the Participant may direct to the Investment  Funds  available.  The percentage  allocation of a
Participant's  future  Contributions  to  be  paid  into  and  invested  in  the
Investment Funds may be changed not more frequently than once each pay period in the manner prescribed by the Committee.

             Section 7.2.  Investment of Rollover  Account.  In accordance  with rules and regulations  issued by the Committee,  each Participant shall have the right to direct  that his  Rollover  Account,  if any, be invested in the manner prescribed in Section 7.1.

             Section 7.3.  Transfer of  Investments.  A Participant  may, in the
manner and at the times  prescribed by the Committee,  transfer any portion,  in whole percentage  increments,  of his interest in any Investment Fund to any one or a combination of the other Investment Funds.

             Section 7.4.  Notice.  Any direction or notice pursuant to Section
                           ------
7.1, 7.2 and/or 7.3 shall be made in accordance with such rules as may be established by the Committee.

            Section  7.5.  Reliance on  Investment  Direction.  All  investment directions or notices by Participants  pursuant to Section 7.1, 7.2 or 7.3 shall be furnished by the Participant directly to the Trustee in the manner prescribed by the Trustee or timely  furnished by the  Committee to the Trustee.  In making any  investment of Plan assets,  the Trustee shall be fully  entitled to rely on such directions or notices furnished by the Participant or the Committee.

             Section  7.6.  Fiduciary  Responsibility.  This Plan is intended to constitute  a plan  described  in  section  404(c)  of the  Employee  Retirement
Security  Act of  1974,  as  amended,  and  Title  29 of  the  Code  of  Federal
Regulations  ss.2550.404c-1.  Neither the Company, the Employer,  the Committee,
the Trustee nor any other Plan  fiduciary  shall be liable for any losses  which are the direct and necessary result of investment  instructions  provided by any
Participant, beneficiary or Alternate Payee.

                                      -23-

1-PH/1138199.2

                                  ARTICLE VIII

                             CREDITS TO PARTICIPANTS

             Section  8.1.  Crediting  of  Accounts.  Contributions  by or for a
Participant  shall be  credited  to his  Accounts as provided in Article IV. The
Committee or its delegate shall keep appropriate records so that the distinction between  Accounts and amounts  attributable to each may be maintained as credits are shifted from one Investment Fund to another pursuant to Article VII.

             Section 8.2. Valuation of Funds. For purposes of distributions to a
Participant  or his  Beneficiary,  the  amount  of any  Investment  Fund  shares credited to a separate Account of a Participant  shall be determined by the fair market value of the shares as of the following dates:

             (a)  in the  case  of a  withdrawal  payment  of  amounts  from  an
Investment Fund, on the Valuation Date coinciding with or immediately  preceding the effective date of the withdrawal payment; and

             (b)       in the case of a distribution under Article XI, the
Valuation Date related to the date of distribution.

             Section  8.3.  Commingling  of  Assets.  The  Trustee  may  hold  a
Participant's Accounts in one or more commingled funds if accounting records are maintained in such a form that all  investment  events,  including both realized and  unrealized  gains and losses as well as receipt of dividends  and interest, occurring during each interval between  Valuation Dates will be allocated to the
Participant's Account or Accounts with respect to which such investment event or events occurred.

                                      -24-

1-PH/1138199.2

                                   ARTICLE IX

                                     VESTING

             Section 9.1.  Vesting Schedule.
                           ----------------

             (a) A  Participant  shall be fully  vested  in the  balance  of his
Deferral Account and Qualified Employer Contribution Account at all times.

             (b) A  Participant  hired by the Employer  prior to January 1, 1998
shall  vest  in  amounts   contributed  to  his  Discretionary   Profit  Sharing
Contribution  Account  and  Matching  Account  during  a  Plan  Year  (including subsequent  earnings  and  losses  on  these  amounts)  in  accordance  with the following schedule:

          Years of Service                         Vested Interest

------------------------------------- -----------------------------------------
             Less than 1                                 0%
                  1                                    33-1/3%
                  2                                    66-2/3%
                  3                                     100%

             (c) A Participant hired by the Employer on or after January 1, 1998
shall  vest  in  amounts   contributed  to  his  Discretionary   Profit  Sharing
Contribution  Account  and  Matching  Account  during  a  Plan  Year  (including subsequent  earnings  and  losses  on  these  amounts)  in  accordance  with the following schedule:

          Years of Service                         Vested Interest

------------------------------------- -----------------------------------------
             Less than 1                                 0%
                  1                                      20%
                  2                                      40%
                  3                                      60%
                  4                                      80%
              5 or more                                 100%

                                      -25-

1-PH/1138199.2

             (d) a Participant's  interest in his  Discretionary  Profit Sharing
Contribution  Account and Matching  Account shall in any case become 100% vested upon  his  attainment  of  Normal  Retirement  Age or upon the  occurrence  of a
Disability or death.

             (e)  If  a  Participant  has  received  a  distribution   from  his
Discretionary  Profit Sharing Contribution Account or his Matching Account, at a
time when he has less than a one hundred  percent (100%) vested interest in such
Account,  his vested  interest in such Account at all times prior to the date on which he incurs his fifth consecutive  Break in Service,  shall be an amount "X"
determined by the formula X=P(AB+(RxD))-(RxD), when:

                       "P"      =   the   Participant's   vested   interest   as
                                determined  under  subsection (b) on the date of
                                reference.

                       "AB"     = the balance,  as of the date of reference,  of
                                the Participant's  Discretionary  Profit Sharing
                                Contribution Account or Matching Account.

                       "D" = the amount of the distribution.

                       "R"      = the  ratio of AB to the  balance,  immediately
                                following the distribution, of the Participant's
                                Discretionary    Profit   Sharing   Contribution
                                Account or Matching Account.

In the event that the Participant has received more than one such  distribution, his vested interest in such Account shall be an amount "X(n)"  determined by the formula
X(n)=P[AB+((R(1)xD(1))+(R(2)xD(2))+...+(R(n)xD(n))]-[(R(1)xD(1))+(R(2)xD(2))+...+
(R(n)xD(n))],  when D(1) is the amount of the first such  distribution,  D(2) is the amount of the second such distribution,  and so forth, and R(1) is the ratio of the AB to  the  balance  of the  Discretionary  Profit  Sharing  Contribution
Account or Matching Account following the first distribution,  R(2) is the ratio of AB to the balance of the Discretionary Profit Sharing Contribution Account or
Matching Account immediately following the second distribution, and so forth.

             Section 9.2.  Effect of Periods of Severance for Vesting  Purposes.
For purposes of determining a Participant's vested interest in his Discretionary
Profit  Sharing  Account and his Matching  Account,  the  following  rules shall apply:

             (a) Except as otherwise  provided in this  Section,  in the case of any  Participant  who has  incurred a Period of  Severance  and is  subsequently reemployed  by the  Employer,  Years of Service and any partial  Year of Service before the  Participant's  Severance from Service Date shall be aggregated  with
Years of  Service  and any  partial  Year of  Service  after  the  Participant's
Reemployment Commencement Date.

                                      -26-

1-PH/1138199.2

             (b) In  the  case  of  any  Participant  who  is  reemployed  after incurring  five  consecutive  Periods of Severance,  Years of Service after such five-year period shall not be taken into account for the purposes of determining the vested interest attributable to Matching Deposits made before such five-year period.

             Section 9.3.  Forfeitures.
                           -----------

             (a) If a  Participant  is not  fully  vested  in his  Discretionary
Profit Sharing  Account and Matching  Account as described in Section 9.1 at the time he incurs a  Severance  from  Service  Date,  the  unvested  portion of the
Participant's Accounts shall be forfeited as of the earlier of:

                       (i)      the date on which he receives a distribution of
             his entire vested interest in his Accounts; or

                       (ii)     the last day of the Plan Year in which he incurs
             five consecutive year Period of Severance.

A  Participant  whose  vested  Account  balance  is zero shall be deemed to have received a distribution of his Accounts as of his Severance from Service Date.

             (b) If a Participant  is rehired by the Employer  before  incurring
Period  of  Severance  of  5  consecutive  years,  any  amount  forfeited  under subsection (a) shall be restored to his Discretionary Profit Sharing Account and
Matching  Account;  provided,  however,  that, if the Participant has previously received a  distribution  of the  nonforfeitable  portion  of his  Discretionary
Profit Sharing Account and Matching  Account,  such restoration  shall occur if, and only if, he repays the full amount of such distribution prior to the earlier of (i) the fifth  anniversary of the date of his reemployment with the Employer;
or  (ii)  his  incurrence  of  five  consecutive  Periods  of  Severance.   Such
restoration  shall be made from currently  forfeited  amounts in accordance with subsection (a), or from additional contributions by the Employer.

             (c) Amounts  forfeited in accordance with subsection (a) or Section
3.6 in a Plan Year shall be used to first restore future amounts  required to be restored in accordance with subsection (b) with respect to the Plan Year.  After such  restoration,  if any, is made, such amounts shall be used to reduce future
Discretionary  Profit  Sharing  Account and Matching  Contributions  made by the
Employer  by  which  the  former   Participant   was  employed,   or  to  defray
administrative costs of the Plan as determined by the Company.

                                      -27-

1-PH/1138199.2

                                    ARTICLE X

                              WITHDRAWALS AND LOANS

             Section 10.1.  Withdrawals.  A Participant may request a withdrawal
                            -----------
of up to the entire amount in his Accounts upon giving notice in the manner and at the time prescribed by the Committee.  All such withdrawals shall be subject to the following limitations:

             (a) Except as provided in subsection  (b) below,  no amounts may be withdrawn from a  Participant's  Accounts  unless he has attained age 59-1/2.  A
Participant who has attained age 59-1/2 may withdraw all or a portion of the his vested  Accounts at any time,  exclusive of the amount of any  outstanding  loan under Section 10.3.

             (b) If the Committee  determines,  on a uniform,  nondiscriminatory basis,  and on the  basis  of  all  relevant  facts  and  circumstances,  that a withdrawal is requested on account of an immediate and heavy  financial  need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Committee may permit the  Participant  to withdraw the vested portion of his
Accounts,  excluding amounts contributed to the Qualified Employer  Contribution
Account and the  earnings in his Deferral  Account  accrued  after  December 31,
1988. A withdrawal  request shall be deemed to be on account of an immediate and heavy financial need if it is on account of:

                        (i)  expenses  for  medical  care  described  in section
             213(d)  of the Code  incurred  by the  Participant,  his  Spouse or dependents,  as  defined  in  section  152 of the Code,  (or as the distribution  is necessary  for such persons to obtain such medical care);

                       (ii)     costs directly related to the purchase
             (excluding mortgage payments) of a principal residence for the
             Participant;

                       (iii) payment of tuition and related educational fees for
             the next 12 months of post-secondary education for the Participant, his Spouse or his dependents;

                       (iv)     the need to prevent the eviction of the
             Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                       (v)      such other circumstances as may be prescribed by
             the Secretary of the Treasury or his delegate.

A  distribution  shall not be treated as necessary  to satisfy an immediate  and heavy  financial  need  of a  Participant  to  the  extent  the  amount  of  the distribution  is in excess of the amount  required to relieve the financial need or to the  extent  such need may be  satisfied  from  other  resources  that are reasonably  available to the  Participant.  The amount of an immediate and heavy financial need of a Participant  shall include any amounts  necessary to pay any federal,  state or local  income taxes or penalties  reasonably  anticipated  to result from the distribution. A Participant's resources shall

                                      -28-

1-PH/1138199.2

include  those  assets of his  spouse  and minor  children  that are  reasonably available to the Participant.

             (c)       A distribution will only be made on account of financial
             hardship if:

                       (i) the Participant has obtained all other distributions
             and loans available under all plans maintained by the Employer or an Affiliated Company;

                       (ii) Deferral   Contributions  and  any  other  Employee
             contributions  under all plans  maintained  by the  Employer  or an
             Affiliated  Company  are  suspended  for 12  months  following  the receipt of the financial  hardship  withdrawal.  The  Participant's
             Deferral Contributions under Section 3.2 shall automatically resume following the required period of suspension, unless the Participant elects otherwise; and

                       (iii) the limitation of Section 3.5 which is imposed on a
             Participant's   Deferral   Contributions   for  the  calendar  year
             immediately  following the calendar year of the financial  hardship withdrawal  is reduced by the amount of such  contributions  and/or deferrals for the calendar year of such withdrawal.

             Section 10.2. Payment of Withdrawal. Any withdrawals shall be taken proportionately  from each Investment Fund in which the  Participant's  Accounts are invested,  unless the Committee,  in a uniform and nondiscretionary  manner, permits  Participants  to select from which  Investment  Fund  amounts are to be withdrawn. Amounts shall be paid within sixty (60) days of the effective date of the withdrawal.  Distribution  shall be made in cash.  Withdrawals on account of financial  hardship  shall be  distributed  first from the vested portion of the
Participant's  Matching,  Qualified Employer  Contribution and Rollover Accounts
and then, if there is financial need remaining,  from the Participant's Deferral
Account.

     Section 10.3.    Loans.
                      -----

              (a) A Participant  who is an Employee of an Employer and any other
Beneficiary who is a party-in-interest, as that term is defined in section 3(14)
of ERISA,  may request a loan. Only one  outstanding  loan is permitted for each
Deferral Account.

              (b)     There shall be no minimum loan amount.

              (c) In no event  shall the  amount of the loan,  when added to the outstanding  balance of all prior loans to such  Participant or Beneficiary made under  this Plan and all  other  qualified  retirement  plans  sponsored  by the
Employer or an Affiliated Company, exceed the lesser of:

              (i)  $50,000,  reduced by the  excess (if any) of (a) the  highest outstanding  balance of all loans to the  Participant  under  qualified retirement  plans  sponsored by the Employer or an  Affiliated  Company during the 12-month period ending on the day before

                                      -29-

1-PH/1138199.2

         the date on which such loan was made, over, (B) the outstanding balance of all such loans immediately before the loan in question was made; or

              (ii)  50%  of  the  sum of the  vested  balances  credited  to his accounts under all defined contribution plans sponsored by the Employer or an Affiliated Company.

         Notwithstanding   (ii)   above,   loans   made  to   Participants   and
         Beneficiaries  under this Plan  shall be further  limited to 50% of the vested balance credited to the applicable Account.

                  (d) Applications for a loan must be submitted in the manner as prescribed  by the  Committee.  All such loans  shall be subject to the final  approval  of  the  Committee,  in  its  sole  discretion,  which discretion  shall be  exercised  as to all  eligible  individuals  on a reasonably equivalent basis; provided,  however, that the Committee may make reasonable  distinctions among prospective  borrowers on the basis of creditworthiness.  The Committee shall have the right to require any applicant  for a loan to secure  the  written  consent of any party for whose  benefit  there exists a Qualified  Domestic  Relations  Order in respect  to the  Participant's  interest  under  the Plan.  Subject  to
         considerations   relating   to   a   Participant's   or   Beneficiary's
         creditworthiness and ability or deemed ability to repay the loan, loans shall not be made available to Participants and  Beneficiaries  who are or were Highly  Compensated  Employees  in an amount  greater  than the amount available to other Participants or Beneficiaries.

                  (e) A Participant or Beneficiary  who repays a loan in full is not eligible to apply for a new loan for a period of 30 days.

                  (f) All loans shall be made upon such terms and  conditions as the  Committee  shall  determine,  which shall include  provisions  for repayment and adequate  security,  and interest on the unpaid principal at a fixed or variable rate of interest  commensurate with the interest rates charged by persons in the business of lending money on a national basis for loans  that  would be made under  similar  circumstances,  as determined by the Committee from time to time.

                  (g) Unless otherwise  specified,  no loan shall have a term in excess of five years,  except in the case of a loan used to acquire the
         Participant's or Beneficiary's principal residence,  and the loan shall be repaid on a schedule providing for level amortization  determined by the Committee.

                  (h) The monthly payments due on all new loans made on or after
         March 1,  2000  shall be  repaid  by the  Participant  through  payroll withholding.  An  outstanding  loan shall be  considered  in default no later than 3 months following the date that payroll withholding ends or is insufficient to make the loan repayment;  provided,  however, that a loan shall be  considered  in default  earlier if the  remainder of any monthly payment is not

                                      -30-

1-PH/1138199.2

         paid in cash.  All loans made prior to _________,  2000 shall be repaid in accordance with the terms of the applicable loan note.

                  (i) Effective as of __________,  2000, if a Participant who is
         repaying  a loan  through  payroll  withholding  is  granted a leave of absence that is for a period of not more than one year and during which the Participant's Compensation is insufficient to pay the required loan installment,  payment  of the loan may be  waived  during  the leave of absence in  accordance  with rules and  procedures  established  by the
         Committee.  In the event of such a waiver,  a Participant may repay the amounts  that were so waived  upon return to active  employment  or the loan  may be  reamortized  over  the  remaining  term of the  loan,  in accordance  with rules and  procedures  established  by the  Committee;
         provided, however, that, subject to the requirements of subsection (g), the loan may be  reamortized  over a longer period if the  installments due after the leave ends (or, if  earlier,  after the first year of the leave) are not less than those required under the terms of the original loan and the requirements of subsection (g) are met.

                  (j) If a Participant has a loan outstanding during a period of
         Qualified Military Service, the Committee may permit loan repayments to be  suspended  during  the  period of  Qualified  Military  Service  in accordance  with Code  section  414(u) and, if so  suspended,  upon the
         Participant's reemployment by the Employer within the time during which the Participant's right to reemployment is protected by applicable law, the loan payment schedule shall resume with the original  maturity date of the  promissory  note  adjusted to reflect  such period of Qualified
         Military Service.

                  (k) Each loan shall be considered a separate  Investment  Fund for  purposes  of Article V. All loans  shall be taken  proportionately from each Investment Fund, in which the Participant's  Deferral Account is invested.

                  (l) If any loan to a Participant is unpaid on the date that he or his  Beneficiary  applies for a  distribution  of the balance of his
         Accounts  pursuant  to  Article  XI,  such  loan,  in  all  events  and notwithstanding  the terms thereof,  shall become  immediately  due and payable on such date, and the amount thereof, together with any accrued unpaid  interest  thereon,  shall be  deducted  from the  amount of any distribution  to which the  Participant or his  Beneficiary  may become entitled.

                  (m) The  conditions  and  terms  of all  such  loans  shall be applied  in a  uniform  and  consistent  manner  with  respect  to  all
         Participants.

                  (n) A loan  may be  partially  or  fully  prepaid  at any time without  penalty with  additional  cash payments.  Notwithstanding  the foregoing,  partial  prepayment  is not  permitted for loans made on or after ___________, 2000.

                                      -31-

1-PH/1138199.2

                  (o) In the event of a default,  foreclosure  on the promissory note will not occur until a  distributable  event occurs under  Article
         XI.

              Section 10.4. Instructions.  All loans or withdrawal payments to a
         Participant or Beneficiary  under the Plan shall be made by the Trustee from the appropriate  Account of the  Participant  only upon receipt of instructions,  written or otherwise at the discretion of the Committee, furnished by the Participant to the Trustee setting forth the amount of the  loan  or  withdrawal  payment  and the  name  and  address  of the recipient.  In making  any such loan or  withdrawal  payment  under the
         Plan, the Trustee shall be fully  entitled to rely on the  instructions furnished by the Participant.

                                      -32-

1-PH/1138199.2

                                   ARTICLE XI

                            DISTRIBUTION OF BENEFITS

                  Section  11.1.  Lump Sum  Distribution  on  Termination.  If a
         Participant  incurs a Severance  from Service Date for any reason other than  death,  the  total  amount  in  all  of  his  Accounts  shall  be distributable  to him in one lump sum payment,  unless the  Participant elects,  in the manner and at the time  provided by the  Committee,  to have such  distributable  amounts payable in another form prescribed by
         Section 11.2.  Distribution  shall be made in cash.  Distribution shall normally be made as soon as administratively  practicable following the
         Severance  from Service Date,  but no earlier than the  Valuation  Date coinciding  with or  immediately  following his Severance  from Service
         Date;  provided  however,  that  no  distribution  shall  be  made to a
         Participant  prior to his Normal Retirement Date unless the Participant consents to the  distribution  in  accordance  with Section  11.4.  The
         Participant  shall have the right to elect a distribution of the entire value of his Accounts at any time after the Severance from Service Date
         and  before  he  reaches  his  Required   Distribution   Date.  If  the
         Participant  does not consent to an immediate  distribution  under this
         Article XI upon his Severance  from Service  Date,  the entire value of the  Participant's  Accounts shall be paid to the  Participant no later than his Required Distribution Date.  Notwithstanding the foregoing, if the  total  nonforfeitable  amount  credited  to  the  Accounts  of the
         terminated   Participant  does  not  exceed  $3,500  at  the  time  the distribution  is to commence and never  exceeded  $3,500 at the time of any prior distribution, the Committee shall distribute such amount in a
         lump  sum  as  soon  as   administratively   practicable   without  the
         Participant's   consent.   Notwithstanding   the  preceding   sentence,
         effective March 1, 2000, if the total nonforfeitable amount credited to the Accounts of the  terminated  Participant  does not exceed $5,000 at the time  distribution is to commence,  the Committee shall  distribute such  amount  in a lump  sum as  soon as  administratively  practicable without the  Participant's  consent.  Any amounts not distributed under this Section shall  continue to be subject to  investment  direction by the Participant in accordance with the provisions of Article VII.

                  Section 11.2.  Optional Form of Distribution.  The Participant
         may elect to have the  balance  of his  Accounts  distributed  in equal installment  payments  on a monthly,  quarterly,  semiannual  or annual basis  over a fixed  period not to exceed  the life  expectancy  of the
         Participant or the combined life  expectancies  of the  Participant and
         Beneficiary (determined at the time the distribution commences) payable in cash.

                  Section 11.3.  Consent Rules.  The Committee  shall furnish to each Participant who elects to receive a distribution from his Accounts prior to his Normal Retirement Age written information  relating to the
         Participant's  right to defer payment until Normal  Retirement Age, the modes  of  payment  available,  the  relative  values  of each  form of payment,  and the Participant's  right to make a direct rollover as set forth in Section 11.10.

                                      -33-

1-PH/1138199.2

         Such  information  must be supplied  not less than thirty days nor more
         than   ninety   days   prior   to  the   benefit   commencement   date.
         Notwithstanding  the  preceding  sentence,   a  Participant's   benefit
         commencement   date  may  occur  less  than   thirty  days  after  such
         information has been supplied to the Participant,  provided that, after the Participant  has received such  information and has been advised of the right to a thirty  day  period  to make a  decision  regarding  the distribution, the Participant affirmatively elects a distribution.

                  Section  11.4.  Distribution  at  Death.  If  a  Participant's
         employment  terminates  by reason  of his  death,  or he dies  prior to receiving all  installments  due under Section  11.2,  his  Beneficiary shall be entitled to receive a distribution in full of the total amount remaining in his Accounts. Such distribution shall be in a lump sum or, at the  election  of the  Beneficiary,  in the  manner  and at the time provided  by  the  Committee.  Notwithstanding  the  foregoing,  if the
         Beneficiary is the Participant's Spouse,  distribution may be deferred, at the election of the Spouse, in the manner set forth in Section 11.1, but not to a date later  than what  would  have been the  Participant's
         Normal  Retirement  Date.  A Spouse may elect to receive the balance of the  Participant's  Accounts in any form that would have been available to the Participant on his Severance from Service Date.

                  Section 11.5. Written  Instructions.  All distributions  under the Plan  shall be made by the  Trustee  only upon  receipt  of written instructions  furnished by the  Committee  setting forth the amount and manner of the  distribution  and the name and address of the recipient.
         In making any such  distribution  under the Plan,  the Trustee shall be fully entitled to rely on the  instructions  furnished by the Committee and shall be under no duty to make any  inquiry or  investigation  with respect thereto.

                  Section  11.6.  Required  Distributions.   Distribution  of  a
         Participant's  Account shall commence before the 60th day following the close of the Plan  Year in which the  Participant  attains  his  Normal
         Retirement  Age or he has a  Severance  from  Service  Date,  whichever occurs  last.  Notwithstanding  anything  herein  to  the  contrary,  a
         Participant's  interest in his  Account(s)  (a) shall be distributed to him no later  than the  Required  Distribution  Date,  or (b)  shall be distributed  beginning no later than the Required  Distribution Date in installments  pursuant to Section 11.2; provided,  that the period over which distributions are made does not extend beyond the life expectancy of the  Participant or the joint life  expectancies  of the Participant and  his  designated  Beneficiary.  If  distribution  in  the  form  of installments  has  commenced  in  accordance  with  clause  (b)  of the preceding  sentence and the Participant dies before his entire interest
         has  been   distributed  to  him,  his  remaining   interest  shall  be
         distributed over the remaining number of installments payable as of the date of his death. If the Participant  dies before  distribution of his
         Account  has  begun,  the   Participant's   entire  interest  shall  be
         distributed  within five years after his death. The preceding  sentence shall not apply, however, if any portion of the Participant's  interest is payable to (or for the benefit of) a designated  Beneficiary  over a period not extending beyond the life expectancy of such Beneficiary and distribution  begins  not  later  than one year  after  the date of the
         Participant's death or such later date

                                      -34-

1-PH/1138199.2

         permitted under applicable  regulations.  If the designated Beneficiary is the  surviving  Spouse  of the  Participant,  distributions  are not required to begin earlier than the date on which the Participant  would have attained his Normal  Retirement Date. If the surviving Spouse dies before  distributions  begin,  the five-year  distribution  requirement shall be  applied  as if the  surviving  Spouse  were the  Participant.
         Distribution  under  this  Section  shall  be made in  accordance  with section 401(a)(9) of the Code and regulations  thereunder including the incidental death benefit requirements.

                  Section 11.7.  Designation of  Beneficiary.  Each  Participant
         shall,  by written notice to the Committee,  designate a Beneficiary or
         Beneficiaries  to receive any payment to which such  Participant may be entitled  under  the Plan at the time of his  death.  If a  Participant designates a Beneficiary  (including any class of  Beneficiaries or any contingent  Beneficiaries) other than or in addition to his Spouse, the
         Spouse of the Participant  must consent in writing to such  Beneficiary designation on a form provided by the Committee, which consent shall be
         irrevocable.   Such  consent   shall  state  the  specific   non-Spouse
         Beneficiary  (including  any class of  Beneficiaries  or any contingent
         Beneficiaries)  who will receive the  benefit,  shall  acknowledge  the financial  effect of the  election  on the  Spouse's  right to benefits under  the  Plan,  and  shall  be  witnessed  by the  Secretary  of the
         Committee,  a Plan  representative  designated  by the  Committee  or a notary public.  The spousal consent  requirement may be waived if it is established, to the satisfaction of the Committee, that the consent may not be obtained  because there is no Spouse,  because the Spouse cannot be located  after  reasonable  efforts have been made, or because other
         circumstances   exist  to  excuse  spousal  consent  under   applicable
         regulations.  Any Beneficiary  designation made by a Participant  which does not meet the requirements of this Section shall be deemed null and void.  The  Participant  shall  have the right to change a  Beneficiary designation  or any  subsequent  Beneficiary  subject  to  the  spousal consent  provisions  of this  Section.  ln the absence of an  effective
         Beneficiary designation, any amounts distributable after the death of a
         Participant shall be paid to the  Participant's  Spouse or, if there is no Spouse, to the Participant's estate.

                  Section 11.8. Claims  Procedure.  In the event of a claim by a
         Participant or his beneficiary as to the amount of any  distribution or its method of payment,  such  Participant or beneficiary  shall present the reason for his claim in writing  to the  Committee.  The  Committee shall,  within 60 days after the receipt of such  written  claim,  send written  notification  to  the  Participant  or  beneficiary  as to its disposition. ln the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent plan provisions on which the denial is based,  (c) provide a description of any additional material or information necessary for the Participant or beneficiary to
         perfect  the  claim  and  an   explanation  of  why  such  material  or
         information is necessary,  and (d) set forth the procedure by which the
         Participant or beneficiary may appeal the denial by making  application in  writing  to the  Committee  within 60 days  after  receipt  of such denial.  Such  Participant  or  beneficiary  (or  his  duly  authorized representative) may, upon request to the Committee, review any

                                      -35-

1-PH/1138199.2

         documents  pertinent  to his claim,  and  submit in writing  issues and comments in support of his  position.  Within 60 days after  receipt of the written  appeal  (unless an  extension  of time is agreed to be the parties,  but in no event more than 120 days after such  receipt),  the
         Committee  shall notify the  Participant  or  beneficiary  of its final decision.  Such final  decision  shall be in writing and shall  include specific reasons for the decision, written in a manner calculated to be understood  by the claimant,  and specific  references to the pertinent
         Plan provisions on which the decision is based.

                  Section 11.9      Rights of Alternate Payees.
                                    --------------------------

                  (a)  General.  Except as  otherwise  provided in this  Section
         11.10,  an  Alternate  Payee  shall  have no rights to a  Participant's
         Accounts  and shall  have no rights  under  this Plan  other than those rights  specifically  granted  to the  Alternate  Payee  pursuant  to a
         Qualified Domestic Relations Order.  Notwithstanding the foregoing,  an
         Alternate  Payee shall have the right to make a claim for any  benefits awarded  to  the  Alternate  Payee  pursuant  to a  Qualified  Domestic
         Relations  Order,  as  provided  in Section  11.9.  Any  interest of an
         Alternate  Payee  in the  Accounts  of a  Participant,  other  than  an interest  payable  solely upon the  Participant's  death  pursuant to a
         Qualified  Domestic  Relations  Order which provides that the Alternate
         Payee  shall be  treated  as the  Participant's  Beneficiary,  shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

                  (b)      Distribution.
                           ------------

                           (i)  Notwithstanding  anything  in  this  Plan to the
                  contrary,  a Qualified  Domestic  Relations  Order may provide that any  portion of a  Participant's  Accounts  payable to an
                  Alternate  Payee shall be  distributed  immediately  or at any other  time  specified  in the  order,  but no later  than the latest date Plan benefits would be payable to the Participant.
                  If the order does not specify the time at which benefits shall be payable to the Alternate  Payee,  the  Alternate  Payee may elect to have benefits payable in accordance with Section 11.1 as  of  the  Participant's  Severance  from  Service  Date  or
                  Required  Distribution Date, if earlier, or in accordance with
                  Section 11.5, but as of the Alternate Payee's death; provided, however, that in the event the amount payable to the Alternate
                  Payee under the Qualified  Domestic  Relations  Order does not exceed  $3,500  and never  exceeded  $3,500 at the time of any prior distribution, such amount shall be paid to the Alternate
                  Payee  in a lump  sum as soon  as  practicable  following  the
                  Committee's  receipt  of the  order  and  verification  of its
                  status   as   a   Qualified    Domestic    Relations    Order.
                  Notwithstanding the foregoing, effective March 1, 2000, in the event the amount  payable  to the  Alternate  Payee  under the
                  Qualified  Domestic  Relations  Order does not exceed  $5,000, such amount shall be paid to the Alternate Payee in a lump sum as soon as practicable  following the  Committee's  receipt of the  order  and  verification  of its  status  as a  Qualified
                  Domestic Relations Order.

                                      -36-

1-PH/1138199.2

                           (ii)  Except  as  provided  in  paragraph  (i),  if a
                  Qualified  Domestic  Relations Order does not provide the form of distribution of benefits payable to an Alternate Payee, the
                  Alternate Payee shall have the right to elect  distribution in any form provided under Article XI, except that benefits to be paid in installments  may not be paid over a period  exceeding the life expectancy of the Alternate  Payee,  determined as of the date of the first distribution.

                           (iii) If the Qualified  Domestic Relations Order does
                  not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested,  from which amounts shall be paid to, or separately accounted for, an Alternate Payee, such
                  amounts  shall  be  distributed,   or  segregated,   from  the
                  Participant's Accounts, and the Investment Funds in which such
                  Accounts are invested, on a pro rata basis.

                  (c)      Withdrawals. An Alternate Payee shall not be
                           -----------
         permitted to make any withdrawals under Article X.

                  (d) Death  Benefits.  Unless a  Qualified  Domestic  Relations
         Order provides to the contrary, an Alternate Payee shall have the right to  designate a  Beneficiary  in the same manner as provided in Section
         11.8 with respect to a  Participant,  (except  that no spousal  consent shall be required),  who shall receive benefits payable to an Alternate
         Payee  which  have not been  distributed  at the time of the  Alternate
         Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

                  (e) Investment  Direction.  An Alternate  Payee shall have the right to direct  investment of any portion of a Participant's  Accounts payable to the  Alternate  Payee under such order in the same manner as provided in Section 6.4 with respect to a  Participant,  which  amounts shall be  separately  accounted  for by the  Trustee  in the  Alternate
         Payee's name.

                  Section 11.10.  Direct Rollovers.
                                  ----------------

                  (a)  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's  election under this Section
         11.10,  a  distributee  may  elect,  at the  time  and  in  the  manner prescribed  by the  Committee,  to  have  any  portion  of an  eligible rollover  distribution  paid  directly to an eligible  retirement  plan specified by the distributee in a direct rollover.

                  (b)      Definitions.
                           -----------

                                      -37-

1-PH/1138199.2

                           (i)  "Eligible  Rollover  Distribution."  An eligible
                  rollover  distribution  is  any  distribution  of  all  or any portion  of the  balance  to the  credit  of the  distributee,
                  except  that  an  eligible  rollover   distribution  does  not
                  include:   any  distribution  that  is  one  of  a  series  of
                  substantially equal periodic payment (not less frequently than annually)  made  for the  life  (or  life  expectancy)  of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's  designated beneficiary,
                  or  for  a  specified   period  of  ten  years  or  more;  any
                  distribution to the extent such distribution is required under section  401(a)(9)  of  the  Code;  and  the  portion  of  any distribution  that  is not  includible  in  gross  income.  An eligible rollover distribution does not include withdrawals of
                  Deferral Contributions (and earnings on Deferral Contributions accrued  prior to January  1,  1989) on  account of  financial hardship.

                           (ii)   "Eligible   Retirement   Plan."  An   eligible
                  retirement plan is an individual  retirement account described in  section  408(a)  of the  Code,  an  individual  retirement annuity  described in section  408(b) of the Code,  an annuity plan  described in section  403(a) of the Code, or a qualified trust  described in section  401(a) of the Code,  that accepts the distributee's eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving
                  spouse,   an  eligible   retirement   plan  is  an  individual
                  retirement account or individual retirement annuity.

                           (iii)   "Distributee."  a  distributee   includes  an
                  Employee or former  Employee.  In addition,  the Employee's or former  Employee's  surviving  Spouse  and the  Employee's  or former  Employee  Spouse or former Spouse who is the alternate payee under a Qualified  Domestic  Relations Order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

                           (iv)     "Direct Rollover."  a direct rollover is a
                  payment by the plan to the eligible retirement plan specified by the distributee.

                                      -38-

1-PH/1138199.2

                                   ARTICLE XII

                     SPECIAL PROVISIONS FOR TOP-HEAVY PLANS

                  Section 12.1. General Rule.  Notwithstanding  any provision in the  Plan to the  contrary,  for any  Plan  Year in  which  the Plan is determined to be a Top-Heavy  Plan,  the provisions of this Article XII shall become effective.

                  Section  12.2.  Determination  of Top-Heavy  Status.  The Plan
         shall be considered a Top-Heavy  Plan for the Plan Year,  if, as of the
         last day of the first Plan Year and  thereafter,  as of the last day of the preceding Plan Year (the "Determination Date"):

                  (a)      the value of the sum of all Accounts of Participants
         who are Key Employees (as defined below) exceeds 60% of the sum of all
         Accounts of all Participants, or

                  (b)  the  Plan  is  part  of an  Aggregation  Group  and  such
         Aggregation  Group is determined to be a Top-Heavy Group (as defined in section 416(g)(2)(B) of the Code).

         In determining  the value of a  Participant's  Accounts,  such Accounts shall be  valued  as of the  most  recent  Valuation  Date  within  the twelve-month period ending on the applicable Determination Date.

         In determining the above Top-Heavy  ratio,  the account  balances of an
         Employee  (a) who is a Non-Key  Employee  (defined for purposes of this
         Article as an  Employee  who is not a Key  Employee)  but who was a Key
         Employee in any prior Plan Year, or (b) who has not performed  services for the Employer  maintaining the Plan at any time during the five-year period ending on the applicable Determination Date are disregarded.

         A Key  Employee  is defined as any  Employee,  former  Employee  or the
         Beneficiary of such Employee who, at any time during a Plan Year or the immediately  preceding  four (4) Plan  Years is:  (a) an officer of the
         Employer having annual 415 Compensation greater than 150 percent of the amount in effect under  section  415(c)(1)(a)  of the Code for any Plan
         Year;  (b) an owner (or  considered  as owning  within  the  meaning of section  318 of the  Code)  both  more than a  one-half  (1/2)  percent interest  as well  as one of the  ten  (10)  largest  interests  in the
         Employer,  and having 415 Compensation greater than the dollar limit in effect under section 415(c)(1)(a) for the Plan Year; (c) a five percent
         (5%)  owner of the  Employer;  or (d) a  one-percent  (1%) owner of the
         Employer having annual 415 Compensation  from the Employer of more than one-hundred-fifty-thousand dollars ($150,000).

                                      -39-

1-PH/1138199.2

         For purposes of this Section,  Aggregation Group means (a) each plan of the  Employer  or  an  Affiliated  Company  in  which  a  Key  Employee participates,  including  any  terminated  plans  which are  maintained within  the five year  period  ending on the  applicable  Determination
         Date, and (b) each other plan of the Employer or an Affiliated  Company which enables such plan to meet the  requirements of section  401(a)(4)
         or 410 of the Code.  The  foregoing  notwithstanding,  the Employer may treat any plan maintained by the Employer or an Affiliated  Company not required to be included in the Aggregation  Group as being part of such group if such group would continue to meet the requirements of sections
         401(a)(4) and 410 of the Code with such plan being taken into account.

                  Section 12.3.  Minimum Contributions.  For any Plan Year in
                                 ---------------------
         which the Plan is determined to be a Top-Heavy Plan pursuant to Section
         12.2, the Matching Contributions for such Plan Year for each
         Participant who is a Non-Key Employee shall not be less than the lesser of

                  (a)  3% of the Participant's 415 Compensation for such Plan
         Year, or

                  (b)  the  percentage  at  which  Matching   Contributions  and
         Deferral  Contributions  are made or are  required to be made under the
         Plan for the Plan Year for the Key Employee for whom such percentage is the highest.  Notwithstanding  the foregoing,  if a Participant is also participating  in another defined  contribution  plan maintained by the
         Employer,   the  minimum  contribution  hereunder  may  be  reduced  in accordance with regulations issued under section 416(f) of the Code. If
         a  Participant  is  also   participating  in  a  defined  benefit  plan
         maintained  by the  Employer,  `5%'  shall be  substituted  for `3%' in paragraph (a) of this Section.

         The Matching  Contributions referred to above shall be provided to each
         Non-Key  Employee who is a Participant  and who has not separated  from service  at the end of the Plan  Year,  regardless  of such  Employee's number of Hours of Service,  Compensation, or whether such Employee had made any contribution to the Plan.

                  Section 12.4.  Adjustments  to Maximum  Limits on Benefits and
         Contributions.  For any Plan Year beginning prior to January 1, 2000 in which the Plan is determined to be a Top-Heavy Plan pursuant to Section
         12.2,  paragraphs  (a)(i) and  (b)(i) of  Section  5.8 shall be read by substituting  the  number  "1.00" for the number  "1.25",  wherever  it appears.  Notwithstanding the foregoing, no adjustment shall be made to
         Section 5.8 if the following requirements are met:

                  (a)  Section  12.3 shall be applied by  substituting  `4%' for
         `3%';   and  the  annual   accrued   benefit   derived  from   employer
         contributions  under the defined benefit plan for each  Participant who is a Non-Key Employee shall not be less than the product of:

                                      -40-

1-PH/1138199.2

                           (i)  3% of  such  Participant's  average  annual  415
                  Compensation  during  the  period of  consecutive  years  (not exceeding five) which yields the highest average; and

                           (ii) the Participant's Years of Service (not
                  exceeding 10) during which the Plan is a Top-Heavy Plan; and

                  (b)      the aggregate of the Accounts of Participants who are
         Key Employees under the Plan does not exceed 90% of the aggregate of the Accounts of all Participants; and

                  (c) the sum of (i) the present value of the cumulative accrued benefits  for Key  Employees  under all  defined  benefit  plans in the
         Aggregation  Group,  and  (ii) the  aggregate  of the  accounts  of Key
         Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all employees; and

                  (d) in the  case  of a  Participant  also  participating  in a
         defined   benefit  plan   maintained  by  the  Employer,   all  of  the
         requirements of paragraph (a) shall be met by substituting `7 1/2%' for
         `3%' in Section 12.3.

                                      -41-

1-PH/1138199.2

                                  ARTICLE XIII

                          THE ADMINISTRATIVE COMMITTEE

                  Section  13.1.  Appointment  of  Committee.  The  Board  shall appoint a  Committee  of not less than  three  persons  who shall  have authority to control and manage the operation and administration of the
         Plan,  but shall have no  authority  or duty to manage and  control the assets of the Fund except as is otherwise specifically provided herein.
         Such Committee shall be the  Administrator  of the Plan for purposes of
         ERISA.

                  Section 13.2. Interpretation of Plan Provisions. The Committee
         shall have the  exclusive  right to construe the Plan,  to make factual determinations,  and to  determine  any  question  which  may  arise in connection  with its  application or  administration.  Its decisions or actions in respect  thereof  shall be  conclusive  and binding upon the
         Employer and upon any and all  Participants,  their  beneficiaries  and their respective heirs,  distributees,  executors,  administrators  and assigns;  subject,  however,  to the  right of the  Participant  or his beneficiary  to file a written  claim under the  provisions  of Section
         11.7. The Committee shall have the  responsibility  to inform the Board of any  changes  that it  deems  necessary  to be  made to the  Plan to maintain  compliance  with  current law or  regulation,  to correct any errors  or  omissions  in  the  Plan  document,  or to  facilitate  the administration of the Plan.

                  Section 13.3.  Committee Records. The Committee shall maintain or  cause  to be  maintained  such  accounts  and  records  as shall be necessary and appropriate to reflect the administration of the Plan and
         the  interests  of  all  Participants  and  their  beneficiaries.   Any
         Participant  or his  beneficiary  shall be  entitled  to examine at any reasonable  time any such accounts and records  directly  pertaining to him or his interest.

                  Section 13.4.  Allocation of Duties. The Committee shall elect from its number a Chairman and a Secretary.  The Chairman shall preside at all meetings,  and the Secretary  shall keep written  minutes of the meeting and other actions of the Committee.  In addition, the Committee may:

                  (a)      appoint from its number such subcommittees with such
         powers as the Committee shall determine;

                  (b)      authorize one of its number to execute and deliver
         any instrument on the Committee's behalf;

                  (c) employ accounting,  legal, medical, and investment counsel and  such  clerical  and  other  services  as  it  deems  necessary  or appropriate in carrying out its duties under the Plan;

                                      -42-

1-PH/1138199.2

                  (d) allocate  fiduciary  responsibilities  (other than Trustee responsibilities  except  to the  extent  that  the  Plan or the  Trust
         Agreement  specifically  permit or allow the  Committee  to direct  the
         Trustee)  among  themselves  or  among  persons  (including   corporate
         persons) named by them in accordance with the following provisions:

               (i) Fiduciary  responsibilities may be allocated by the Committee by naming in writing the fiduciary to whom the  responsibility is allocated,  with  a  description  of  the  responsibility  and an outline of the duties involved.

               (ii) The fiduciary so named shall  indicate his acceptance of the responsibility by executing the written instrument naming him and a copy of the executed document shall be attached to the Plan.

               (iii) For purposes of this subsection,  a Trustee  responsibility is a responsibility to manage or control the assets of the Plan.

                 Section  13.5.  Compensation.  No  Committee  member  shall  be entitled  to  compensation  for his  services  as  such,  but  shall be entitled to be  reimbursed  by the  Company for any and all  reasonable expenses actually incurred by him in connection with such services. All fees, salaries,  and other costs of providing services to the Committee shall be paid by the  Fund,  unless,  in its  discretion,  the  Company determines to pay such expenses.

                 Section  13.6.  Meetings.  The  Committee  shall hold an annual meeting  and such  special  meetings  as any  member  may call upon due notice. A quorum shall consist of a majority of the membership, and all actions  shall be taken  pursuant to a majority  vote of those  members present.

                 Section  13.7.  Committee  Rules.  Subject  to the  limitations contained  herein,  the Committee may from time to time  establish such rules for the transaction of business and for the administration of the
         Plan as it deems necessary or desirable;  provided,  the same shall not conflict with any of the provisions of the Plan.

                 Section 13.8. Indemnification.  The Company agrees to indemnify each  member  of the  Committee  against  any and all  claims,  losses, damage,  expense and  liability  arising from his  responsibilities  in connection  with the Plan,  unless same has been  adjudged to be due to his own gross negligence or willful misconduct.

                                      -43-

1-PH/1138199.2

                                   ARTICLE XIV

                    AMENDMENTS, TERMINATIONS AND LIABILITIES

                 Section 14.1.  Right to Amend Reserved.  The provisions of this
         Plan may be  amended at any time and from time to time by action of the
         Board,  or the Committee,  to the extent  provided in Section  13.4(e);
         provided,  that no amendment shall be effective  unless the Plan, as so
         amended,   shall   continue  to  be  for  the   exclusive   benefit  of
         Participants,  their  beneficiaries  and Alternate Payees. No amendment shall deprive any  Participant or beneficiary of any of the benefits to which he is  entitled  under this Plan with  respect  to  contributions previously  made,  nor  shall  any  amendment  eliminate  or  reduce  a protected  benefit as described in section 411(d)(6) of the Code except as  provided  in  section  412(c)(8)  of  the  Code  or  in  applicable regulations.  No Plan amendment  shall decrease the vested  interest in any Participant's  Accounts, nor shall any amendment change any vesting schedule under the Plan unless each  Participant  having at least three
         Years of Service at the end of the period described in this sentence is permitted  to  elect,  within  a  period  beginning  on the  date  such amendment  is  adopted  and ending 60 days after the latest of: (a) the day the  amendment  is  adopted,  (b) the  day  the  amendment  becomes effective,  or (c) the day the  Participant is issued written notice of the amendment, to have his nonforfeitable percentage computed under the
         Plan without regard to such amendment.  Notwithstanding  the foregoing, any modification or amendment of the Plan may be made retroactively, if necessary  or  appropriate  to qualify or  maintain  the Plan as a plan meeting  the  requirements  of the Code and ERISA,  as now in effect or hereafter amended,  or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder.

                 Section  14.2.  Right to  Terminate  Reserved.  The Plan may be
         terminated or contributions  thereunder may be discontinued at any time by action of the Board,  if the Board  shall  determine  that action is necessary  or  desirable.  The  Company  shall then  decide  whether to terminate the Trust and make distributions in accordance with the Plan.
         Following  any  such  discontinuance,  no  new  Participants  shall  be eligible for coverage  under the Plan,  and the Employer  shall make no further  contributions.  Upon any  complete or partial  termination  or
         discontinuance  of   contributions,   the  interest  of  each  affected
         Participant under the Plan shall be nonforfeitable.

                 Section 14.3. Liability of Employer. The Employer shall have no liability in respect of payment  under the Plan,  except to pay over to the Trustee the  Contributions  provided for in Sections  3.2, 3.3, 3.4 and 3.14, and each Participant and/or his Beneficiary shall look solely to the Fund for distribution of benefits under the Plan.

                 Section 14.4.  Successor Employers.  Unless this Plan be sooner
                                -------------------
         terminated, a successor employer of the Employees of the Employer may continue this Plan and Trust

                                      -44-

1-PH/1138199.2

         by joining with the Trustee in executing  an  appropriate  supplemental agreement.  Such successor employer shall IPSO FACTO succeed to all the rights,  powers, and duties of the Employer  hereunder.  In such event, the Plan shall not be deemed to have  terminated  and the employment of any Employee who is continued in the employ of such successor  Employer shall be deemed not to have been terminated or severed for any purposes hereunder.

                                      -45-

1-PH/1138199.2

                                   ARTICLE XV

                                  MISCELLANEOUS

                 Section   15.1.   Plan   Not  an   Employment   Contract.   The
         establishment of the Plan shall not be held or construed to confer upon any person any legal  right to be  continued  as an  Employee,  and the
         Employer expressly reserves the right to discharge any Employee, and to adjust his compensation,  whenever the interest of the Employer, in its sole judgment, may so require.

                 Section 15.2.  Benefits Not Assignable.  Except with respect to federal tax liens,  federal  income tax  withholding,  withdrawals  and loans  under  Article X, and,  effective  August 5, 1997,  offsets  for judgements and settlements  described in section  401(a)(13)(C)  of the
         Code,  no amount  payable under the Plan shall be subject in any manner
         to  anticipation,   alienation,  sale,  transfer,  assignment,  pledge,
         encumbrance,  charge or  seizure;  and no such  amount  shall be in any manner  subject to the debts,  contracts,  liabilities,  engagements or torts  of any  Participant  or  his  beneficiary.  Notwithstanding  the foregoing,  the  Committee  shall  direct the  Trustee to comply with a
         Qualified  Domestic  Relations  Order.  Upon  receipt of any  judgment, decree or order (including approval of a property settlement agreement)
         relating to the provision of payment by the Plan to an Alternate  Payee pursuant  to a  state  domestic  relations  law,  the  Committee  shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree or order and shall notify the affected
         Participant and any Alternate  Payee of the  Committee's  procedure for determining whether or not the judgment, decree or order is a Qualified
         Domestic  Relations Order. The Committee shall establish a procedure to determine  the  status of a  judgment,  decree or order as a  Qualified
         Domestic  Relations  Order  and to  administer  Plan  distributions  in accordance with Qualified  Domestic  Relations  Orders.  Such procedure
         shall  be  in  writing,   shall  include  a  provision  specifying  the
         notification  requirements  enumerated above, shall permit an Alternate
         Payee to designate a representative for receipt of communications  from the Committee and shall include such other  provisions as the Committee
         shall  determine,   including   provisions  required  under  applicable
         regulations.

                 Section 15.3. Incompetence of Participant.  If a Participant or
         beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally  incapable of giving valid receipt and discharge for such  benefits,  such benefits shall be paid to such persons as the
         Committee  shall  designate  or to the duly  appointed  guardian.  Such payment  shall,  to the extent made, be deemed a complete  discharge of any liability for such payment under the Plan.

                 Section 15.4.  Merger With Another Plan.  This Plan shall not
                                ------------------------
         merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless each Participant would (if

                                                      -46-

1-PH/1138199.2

         such other plan then terminated)  receive a benefit  immediately  after the merger,  consolidation,  or  transfer  which is equal to or greater than the  benefit he would have been  entitled  to receive  immediately before the  merger,  consolidation  or  transfer  (if the Plan had then terminated).

                 Section 15.5.  Gender.  The masculine whenever used herein
                                ------
         shall include the feminine.

                 Section  15.6.  Controlling  Laws.  Construction,  validity and administration  of this Plan shall be governed by the laws of the State of Delaware except to the extent that such laws have been  specifically superseded by ERISA.

                                      -47-

1-PH/1138199.2

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

                                     Sun International North America, Inc.
                                     ISS, Inc.
                                     PIV, Inc.
                                     Resorts International Hotel, Inc.
                                     Sun International Development Group, Inc.
                                     Sun International Marketing, Inc.
                                     Sun International Nevada, Inc.
                                     Sun International New York, Inc.
                                     Sun International Resorts, Inc.

                                      -48-

1-PH/1138199.2